   As filed with the Securities and Exchange Commission on January 15, 1999
                                           Registration Statement No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          the Securities Act of 1933

                               ----------------

                                 ASHLAND INC.
            (Exact name of Registrant as specified in its charter)

                               ----------------

               Kentucky                                61-0122250
    (State or other jurisdiction of       (I.R.S. Employer Identification No.)
    incorporation or organization)

                          50 E. RiverCenter Boulevard
                              Covington, KY 41012
                                (606) 815-3333
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               ----------------

                            Thomas L. Feazell, Esq.
             Senior Vice President, General Counsel and Secretary
                              1000 Ashland Drive
                               Russell, KY 41169
                                (606) 329-3333
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                  Copies to:
          Susan Webster, Esq.                   Francis S. Morison, Esq.
        Cravath, Swaine & Moore                   Davis Polk & Wardwell
           825 Eighth Avenue                      450 Lexington Avenue
          New York, NY 10019                       New York, NY 10017
            (212) 474-1000                           (212) 450-4000

                               ----------------

  Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box. [_]

                                                  (Continued on following page)

(Continued from previous page)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
                                          Proposed
                                          Maximum
                                          Offering
 Title of Each Class of                    Price       Proposed Maximum    Amount of
       Securities         Amount to be      Per           Aggregate       Registration
   to be Registered(1)    Registered(2)  Unit(3)(4)  Offering Price(4)(5)    Fee(6)
--------------------------------------------------------------------------------------
 Debt Securities, Debt
  Warrants, Preferred
  Stock, Depositary
  Shares, Preferred
  Stock Warrants, Common
  Stock and related
  Rights and Common
  Stock Warrants.......        --            --          $231,311,000       $64,304
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

(1) This Registration Statement also covers (i) Debt Securities, Preferred Stock and Common Stock and related Rights which may be issued upon exercise of Securities Warrants and (ii) such indeterminate amount of securities as may be issued in exchange for or upon conversion of, as the case may be, the securities registered hereunder. In addition, any other securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) In no event will the aggregate initial offering price of Debt Securities, Debt Warrants, Preferred Stock, Depositary Shares, Preferred Stock Warrants, Common Stock and related Rights and Common Stock Warrants issued under this Registration Statement exceed $231,311,000, or the equivalent thereof in one or more foreign currencies or composite currencies.
(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933.
(4) The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance by the Registrant of the securities registered hereunder.
(5) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.
(6) The prospectus included in this Registration Statement also relates to $368,689,000 in Debt Securities, Debt Warrants, Preferred Stock, Depositary Shares, Preferred Stock Warrants, Common Stock and Common Stock Warrants previously registered pursuant to Registration Statement No. 33-57011. A registration fee of $206,897 was paid in connection with Registration Statement No. 33-57011, of which $127,134 related to such securities. In the event that any such previously registered securities are offered and sold prior to the effective date of this Registration Statement, the amount of such securities so offered and sold will not be included in a prospectus hereunder.

  Pursuant to Rule 429 under the Securities Act of 1933, the prospectus included in this Registration Statement also relates to the securities of the Registrant previously registered under the Registrant's Statement on Form S-3 (No. 33-57011). This Registration Statement constitutes Post-Effective Amendment No. 3 to the Registrant's Registration Statement on Form S-3 (No. 33-57011).

                               ----------------

  Pursuant to Rule 429 of the rules and regulations of the Commission under the Securities Act of 1933, the prospectus included in this Registration Statement is a combined prospectus and relates to the Registration Statement on Form S-3 (No. 33-57011) that was previously filed by Ashland Oil, Inc. Ashland Oil, Inc. changed its name to Ashland Inc. on January 27, 1995.

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This information in this prospectus supplement is not complete and may be + +changed. We may not sell these Securities until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+prospectus supplement is not an offer to sell these securities and it is not + +soliciting an offer to buy these Securities in any state where the offer or +
+sale is not permitted.                                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                    Subject to Completion Dated January 15, 1999

              PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED     , 1999

                               U.S. $220,000,000

                                  Ashland Inc.
                          50 E. RiverCenter Boulevard
                           Covington, Kentucky 41012
                                 (606) 815-3333
                          Medium-Term Notes, Series H
                   Due Nine Months or more from Date of Issue

                                  -----------

Ashland Inc. (the "Company", which may be referred to as "we" or "us") may offer from time to time up to $220,000,000 of its Medium-Term Notes, Series H.
 Each Note will mature on a date nine months or more from its date of original issuance. Unless otherwise indicated in the applicable pricing supplement to this prospectus supplement, interest on Fixed Rate Notes will be payable on each February 15 and August 15 and at Maturity. Interest on Floating Rate Notes will be payable on the dates specified in the applicable pricing supplement. Notes may be subject to optional redemption or may obligate the Company to repay at the option of the holder. Generally, there will not be a sinking fund. The specific terms of each Note will be established by the Company and will be described in a pricing supplement.

                                  -----------

  Neither the  Securities and  Exchange Commission  nor any  state securities
    commission  has  approved   or  disapproved  of   these  securities  or
      determined  if  this  prospectus   is  truthful  or  complete.  Any
        representation to the contrary is a criminal offense.

                   Price to           Agents'                 Proceeds
                    Public          Commissions              to Company
               ---------------- -------------------- --------------------------
Per Note......       100%           .125%--.750%          99.875%--99.250%
Total(1)...... U.S.$220,000,000 $275,000--$1,650,000 $219,725,000--$218,350,000

-----
(1) Or the equivalent thereof in other currencies or currency units.

                                  -----------

  The Notes are being offered on a continuing basis by the Company through Credit Suisse First Boston Corporation, Salomon Smith Barney Inc, and Chase Securities Inc. (the "Agents"). Each Agent has agreed to use reasonable efforts to solicit offers to purchase the Notes. The Company may also sell Notes at or above par to any Agent, acting as principal, for a commission as set forth in the table above. The Notes will not be listed on any securities exchange. You cannot be assured that the Notes offered by this prospectus supplement will be sold or that there will be a secondary market for the Notes.

Credit Suisse First Boston

                              Salomon Smith Barney

                                                           Chase Securities Inc.

                 Prospectus Supplement dated           , 1999.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                           Prospectus Supplement
About this Prospectus Supplement; Pricing Supplements......................  S-3
Description of the Notes...................................................  S-4
Special Provisions Relating to Foreign Currency Notes...................... S-11
Certain United States Federal Income Tax Consequences...................... S-13
Plan of Distribution....................................................... S-18
Legal Opinions............................................................. S-20
Glossary................................................................... S-21
                                Prospectus
Summary....................................................................    1
The Company................................................................    5
Use of Proceeds............................................................    5
Description of Debt Securities.............................................    5
Description of Preferred Stock.............................................   18
Description of Depositary Shares...........................................   21
Description of Common Stock................................................   22
Description of Securities Warrants.........................................   23
Plan of Distribution.......................................................   24
Legal Matters..............................................................   25
Experts....................................................................   25

                               ----------------

  You should rely only on the information incorporated by reference or provided in this prospectus supplement, the attached prospectus and the attached pricing supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement, the attached prospectus or the attached pricing supplement is accurate as of any date other than the date on the front of the applicable document.

             ABOUT THIS PROSPECTUS SUPPLEMENT; PRICING SUPPLEMENTS

  The Company may use this prospectus supplement, together with the attached prospectus and an attached pricing supplement, to offer our senior Medium-Term Notes, Series H (the "Notes"), at various times. The total initial public offering price of Notes that may be offered by use of this prospectus supplement is $220,000,000 (or the equivalent in foreign or composite currencies).

  This prospectus supplement sets forth certain terms of the Notes that we may offer. It supplements the description of the Debt Securities and Senior Securities contained in the attached prospectus. If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will apply and will supersede that information in the prospectus.

  Each time we issue Notes we will attach a pricing supplement to this prospectus supplement. The pricing supplement will contain the specific description of the Notes being offered and the terms of the offering. The pricing supplement may also add, update or change information in this prospectus supplement or the attached prospectus. Any information in the pricing supplement, including any changes in the method of calculating interest on any Note, that is inconsistent with this prospectus supplement will apply and will supersede that information in this prospectus supplement.

  It is important for you to read and consider all information contained in this prospectus supplement and the attached prospectus and pricing supplement in making your investment decision. You should also read and consider the information in the documents we have referred you to in "Where You Can Find More Information About the Company" on page 3 of the attached prospectus.

                            DESCRIPTION OF THE NOTES

General

  The following summary of certain terms of the Notes is not complete. You should refer to the Senior Indenture (the "Indenture") with Citibank, N.A., as Trustee (the "Trustee"), under which the Notes will be issued, a copy of which is incorporated as an exhibit to the Registration Statement. The definitions of certain capitalized terms used in this prospectus supplement are provided in the Glossary beginning on page S-21. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement (including the Glossary) have the meanings assigned in the Indenture.

  The Notes will be "Senior Securities" as described in the attached prospectus. The Notes will constitute one series of Senior Securities issued under the Indenture. They will have the same rank as all other Senior Securities of the Company. See "Description of Debt Securities" in the attached prospectus.

  We will offer the Notes on a continuing basis. Each Note will mature 9 months or more from its date of issue, as agreed between us and the initial purchaser.

  We will not redeem any Note prior to the redemption date fixed at the time of sale and set forth in the attached pricing supplement. If the pricing supplement does not indicate a redemption date for a Note, we will not redeem the Note before its stated maturity. Unless the attached pricing supplement indicates otherwise, on or after the indicated redemption date, the related Note will be redeemable wholly or partially in increments of $1,000 at our option at a redemption price equal to the entire principal amount to be redeemed, together with interest payable to the date of redemption. We must give notice of this redemption not more than 60 nor less than 30 days prior to the redemption date. The Notes will not have a sinking fund unless the attached pricing supplement specifies otherwise.

  We may provide that any Note will be repayable at the holder's option, at the times and on the terms and conditions set forth in the Note and described in the attached pricing supplement.

  The Notes may bear interest at (a) a fixed rate (a "Fixed Rate Note") or (b) a floating rate (a "Floating Rate Note"). Interest on Floating Rate Notes will be determined, and adjusted periodically, by reference to an interest rate basis or quotation, adjusted by a Spread or Spread Multiplier, if any. See "Interest and Interest Rates" below.

  Unless the attached pricing supplement specifies otherwise, the Notes will be denominated in U.S. dollars and payments of principal of and interest on the Notes will be made in U.S. dollars. If denominated in U.S. dollars, the Notes will be issued in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess of U.S. $1,000. The attached pricing supplement will set forth the authorized denominations of Notes not denominated in U.S. dollars and additional information, including applicable exchange rate information, relevant for these Notes and Notes for which principal, premium, if any, and interest may be payable at the holder's or the Company's option in a denomination different from that of the Note. See "Special Provisions Relating to Foreign Currency Notes" below.

  Each Note will be issued in fully registered form without coupons. Each Note will be issued initially either in definitive form (a "Certificated Note") or in global form and deposited with, or on behalf of, DTC, as depositary (a "Book-Entry Note"), as described in the attached prospectus under the caption "Description of Debt Securities--Global Securities". Unless the attached pricing supplement specifies otherwise, each Note will be issued in book-entry form. Beneficial interests in a Book-Entry Note will be shown on, and transfers of those interests will be effected only through, records maintained by DTC or its participants. Holders may not exchange Book-Entry Notes for Certificated Notes and, except under circumstances described in the attached prospectus, Book-Entry Notes will not be issuable in definitive form. Payments of principal, premium, if any, and interest on Book-Entry Notes will be made to DTC or its nominee. Payments to beneficial owners of interests in Book-Entry Notes will be made through DTC and its participants. A further description of the depositary's procedures regarding global securities representing Book-Entry Notes is set forth in the attached prospectus under "Description of Debt Securities--Global Securities". DTC has confirmed to the agents, the trustee and us that it intends to follow the procedures.

  Certificated Notes may be presented for registration of transfer or exchange at the corporate trust office of Citibank, N.A. in the Borough of Manhattan, New York City. Unless the attached pricing supplement indicates otherwise, payments of principal, premium, if any, and interest on Certificated Notes will be made in immediately available funds at the Paying Agent's office in the Borough of Manhattan, New York City, or another office or agency we may choose. However, payments in these funds will be made only if the Certificated Notes are presented to the Paying Agent in time for the Paying Agent to make the payments through normal procedures. At our option, we may pay interest on the Certificated Notes (other than interest payable at Maturity) by check to the person in whose name a Certificated Note is registered at the close of business on the applicable Record Date before each Interest Payment Date. However, a holder of $10,000,000 or more in aggregate principal amount of Notes denominated and payable in U.S. dollars and having the same Interest Payment Date will be entitled to receive the payments by wire transfer of immediately available funds to an account maintained by that holder with a bank located in the U.S. if the holder has provided appropriate payment instructions in writing to the Trustee on or before the relevant Regular Record Date.

  We have initially designated Citibank, N.A., acting through its principal corporate trust office in the Borough of Manhattan, New York City, as Paying Agent for the Certificated Notes.

  Except as described in the attached prospectus under the heading "Certain Rights to Require Purchase of Securities by Ashland Upon Unapproved Change in Control and Decline in Debt Rating", the Indenture does not contain any covenants or provisions designed to protect the holders of the Notes if we enter into a transaction that adversely affects our debt-to-equity ratio.

  For a description of the rights attaching to different series of Debt Securities under the Indenture, see "Description of Debt Securities" in the prospectus.

Interest and Interest Rates

  The applicable pricing supplement will designate whether a particular Note is a Fixed Rate Note or a Floating Rate Note. In the case of a Floating Rate Note, the attached pricing supplement will also specify whether the Note will bear interest based on the Commercial Paper Rate (a "Commercial Paper Rate Note"), the Prime Rate (a "Prime Rate Note"), LIBOR (a "LIBOR Note"), the Treasury Rate (a "Treasury Rate Note"), the Federal Funds Rate (a "Federal Funds Rate Note"), the CD Rate (a "CD Rate Note") or on another interest rate quotation set forth in the attached pricing supplement. In addition, a Floating Rate Note may bear interest at the lowest, highest or average of two or more interest rate quotations.

  We will select an interest rate or interest rate quotations for each issue of Notes based on market conditions at the time of issuance, taking into account, among other things, expectations concerning the level of interest rates that will prevail during the period the Notes will be outstanding, the relative attractiveness of the interest rate or interest rate quotation to prospective investors and our financial needs. Unless the attached pricing supplement provides otherwise, Citibank, N.A. will be the Calculation Agent with respect to the Floating Rate Notes.

  We may change the interest rates, or interest rate quotations at various times, but no such change will affect any Note already issued or for which we have accepted an offer to purchase.

  The rate of interest on Floating Rate Notes will reset daily, weekly, monthly, quarterly, semi-annually or annually. The Interest Reset Dates will be specified in the attached pricing supplement and on the face of each Note. In addition, the pricing supplement will specify the Spread or Spread Multiplier, if any, and the Maximum Interest Rate or Minimum Interest Rate, if any, applicable to each Floating Rate Note. The pricing supplement relating to an offering of Notes may also specify, to the extent applicable, the Calculation Dates,

Index Maturity, Initial Interest Rate, Interest Determination Dates, Interest Payment Dates, Interest Reset Dates and Regular Record Dates with respect to each Note. See "Glossary" on page S-21 for definitions of certain of the above terms. The interest rate on the Notes will in no event be higher than the maximum rate permitted by applicable law. Under New York law as in effect on the date of this prospectus supplement, the maximum rate of interest per annum on a simple interest basis is 25%. The limit may not apply to Notes in which $2,500,000 or more has been invested.

  Each interest bearing Note will accrue interest from and including the date of issue or the most recent Interest Payment Date for which interest has been paid or duly provided until the principal is paid or made available for payment. Interest payments, if any, will be in the amount of interest accrued from and including the date of issue or the next preceding Interest Payment Date for which interest has been paid or duly provided, as the case may be, to but excluding the applicable Interest Payment Date.

  Interest, if any, will be payable at each Interest Payment Date and at Maturity. See "Description of Debt Securities--Payment and Paying Agents" in the prospectus. Interest will be payable to the person (which, for Book-Entry Notes, shall be the depositary) in whose name a Note is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date. However, interest payable at Maturity will be payable to the person (which, for Book-Entry Notes, shall be the depositary) to whom principal is payable. Interest on a Note will be payable on the first Interest Payment Date following its date of issue. However, if the date of a Note's issue is on or after the Regular Record Date for that Interest Payment Date, interest will be payable beginning on the second Interest Payment Date following the Note's issue.

Fixed Rate Notes

  The applicable pricing supplement relating to a Fixed Rate Note will designate a fixed rate of interest per year payable on the Fixed Rate Note. Unless the attached pricing supplement indicates otherwise, the Interest Payment Dates for the Fixed Rate Notes will be February 15 and August 15 of each year and at Maturity. The Regular Record Dates for the Fixed Rate Notes will be the February 1 and August 1 next preceding the February 15 and August 15 Interest Payment Dates. Unless the attached pricing supplement indicates otherwise, interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Notes

  Upon the request of a registered holder of a Floating Rate Note, the Calculation Agent will provide the interest rate then in effect and, if different, the interest rate which will become effective as a result of a determination made on the most recent Interest Determination Date with respect to that Floating Rate Note.

  Accrued interest on a Floating Rate Note will be calculated by multiplying the principal amount of the Note by an accrued interest factor. The accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. Unless otherwise specified in the attached pricing supplement, the interest factor for each day is computed by dividing the interest rate in effect on that day by (a) the actual number of days in the year, in the case of Treasury Rate Notes or
(b) 360, in the case of all other Floating Rate Notes.

  The interest rate on a Floating Rate Note in effect on any day will be (a) if the day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to that Interest Reset Date, or (b) if the day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date relating to the preceding Interest Reset Date. However, the interest rate on a Floating Rate Note from its issue date up to but not including the first Interest Reset Date for the Note will be the Initial Interest Rate as set forth in the attached pricing supplement. The interest rate is subject to adjustment by a Spread or a Spread Multiplier, if any, and to any Maximum Interest Rate or Minimum Interest Rate limitation. However, the interest rate in effect for the ten calendar days prior to the date of Maturity will be that in effect on the tenth calendar day prior to the date of Maturity.

  All percentages resulting from any calculation of floating rate notes will be rounded, if necessary, to the nearest one-hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655), and 9.876544%
(or .09876544) being rounded to 9.87654% (or .0987654)), and all dollar amounts used in or resulting from this calculation will be rounded to the nearest cent (with one-half cent being rounded upwards).

  Commercial Paper Rate Notes. Commercial Paper Rate Notes will bear interest at the interest rates (calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any) specified on the face of the Commercial Paper Rate Note and in the attached pricing supplement.

  Unless the attached pricing supplement indicates otherwise, the "Commercial Paper Rate" for any Commercial Paper Interest Determination Date is the Money Market Yield of the rate on that date for commercial paper having the Index Maturity specified in the pricing supplement as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date relating to that Commercial Paper Interest Determination Date under the heading "Commercial Paper--Nonfinancial".

  The following procedures will be followed if the Commercial Paper Rate cannot be determined as described above:

    . If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Commercial Paper Rate will be the Money Market Yield of the rate on that Commercial Paper Interest Determination Date for commercial paper having the Index Maturity designated in the pricing supplement, as published in H.15 Daily Update under the heading "Commercial Paper--Nonfinancial".

    . If that rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the Calculation Date, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the average of the offered rates of three leading dealers of commercial paper in New York City (which may include the Agents or their affiliates) as of 11:00 A.M., New York City time, on that Commercial Paper Interest Determination Date for commercial paper having the Index Maturity specified in the pricing supplement placed for a non-financial issuer whose bond rating is "Aa", or the equivalent, from a nationally recognized rating agency. The Calculation Agent will select the three dealers referred to above.

    . If fewer than three dealers selected by the Calculation Agent are quoting as mentioned above, the Commercial Paper Rate will be the Commercial Paper Rate in effect on that Commercial Paper Interest Determination Date.

  Prime Rate Notes. A Prime Rate Note will bear interest at the interest rate (calculated with reference to the Prime Rate and the Spread or Spread Multiplier, if any) specified on the face of the Prime Rate Note and in the attached pricing supplement.

  Unless the attached pricing supplement indicates otherwise, the "Prime Rate" for any Prime Rate Interest Determination Date is the prime rate on that date, as published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date relating to that Prime Rate Interest Determination Date under the heading "Bank Prime Loan".

  The following procedures will be followed if the Prime Rate cannot be determined as described above:

    . If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, then the Prime Rate will be the rate on that Prime Interest Determination Date as published in H.15 Daily Update opposite the caption "Bank Prime Loan".

    . If that rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the Calculation Date, then the Calculation Agent will determine the Prime Rate to be the average of the interest rates publicly announced by each bank that appears on the Reuters Screen USPRIME1 Page as that bank's prime rate or base lending rate as in effect for that Prime Rate Interest Determination Date at 11:00 A.M. New York City time.

    . If fewer than four of those rates appear on the Reuters Screen USPRIME1 Page for that Prime Rate Interest Determination Date, then the Prime Rate will be the average of the announced prime rates quoted (on the basis of the actual number of days in the year divided by 360) as of the close of business on that Prime Rate Interest Determination Date by at least three major money center banks in New York City selected by the Calculation Agent (which may include the Agents or their affiliates).

    . If fewer than two quotations are provided as mentioned in the previous item, the Prime Rate shall be determined on the basis of the rates furnished in New York City by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any state, having total equity capital of at least $500 million and subject to supervision or examination by Federal or state authority. The Calculation Agent will select the banks or trust companies referred to above.

    . If the banks or trust companies described in the previous item are not quoting as mentioned above, the Prime Rate will be the Prime Rate in effect on that Prime Rate Interest Determination Date.

  LIBOR Notes. A LIBOR Note will bear interest at the interest rate (calculated with reference to LIBOR and the Spread or Spread Multiplier, if any) specified on the face of the LIBOR Note and in the attached pricing supplement.

  Unless the attached pricing supplement indicates otherwise, the Calculation Agent will determine LIBOR as follows:

  On each LIBOR Interest Determination Date:

    . If "LIBOR Reuters" is specified in the attached pricing supplement, LIBOR will be the average of the offered rates for deposits in the Index Currency having the Index Maturity specified in the pricing supplement beginning on the applicable Interest Reset Date, as those rates appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date, if at least two of those offered rates appear on the Designated LIBOR Page. If the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.

    . If "LIBOR Telerate" is specified in the attached pricing supplement, LIBOR will be the rate for deposits in the Index Currency having the Index Maturity specified in the pricing supplement beginning on that Interest Reset Date, as that rate appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that LIBOR Interest Determination Date.

    . If neither "LIBOR Reuters" nor "LIBOR Telerate" is specified in the attached pricing supplement as the method for calculating LIBOR, LIBOR will be calculated as if "LIBOR Telerate" had been specified.

  On any LIBOR Interest Determination Date on which fewer than two of those offered rates appear, or no rate appears, as applicable, on the Designated LIBOR Page, the Calculation Agent will determine LIBOR as follows:

    . LIBOR will be determined on the basis of the offered rates at which deposits in the Index Currency having the Index Maturity specified in the applicable pricing supplement beginning on the applicable Interest Reset Date and in a principal amount that is representative for a single transaction in that Index Currency in that market at that time by four major banks in the London interbank market (which may include the Agents or their affiliates) at approximately 11:00 A.M., London time, on that LIBOR Interest Determination Date to prime banks in the London interbank market. The Calculation Agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR on that LIBOR Interest Determination Date will be the average of those quotations.

    . If fewer than two of those quotations are provided as mentioned above, LIBOR on that LIBOR Interest Determination Date will be the average of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on that LIBOR Interest Determination Date by three major banks in that Principal Financial Center (which may include the Agents or their affiliates) for loans in the Index Currency to leading European banks, having the Index Maturity specified in the applicable pricing supplement and in a principal amount representative for a single transaction in that Index Currency in that market at that time. The Calculation Agent will select the three banks referred to above.

    . If the banks selected by the Calculation Agent are not quoting as mentioned above, LIBOR will be LIBOR in effect on the LIBOR Interest Determination Date.

  Treasury Rate Notes. A Treasury Rate Note will bear interest at the interest rate (calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any) specified on the face of the Treasury Rate Note and in the attached pricing supplement.

  Unless the attached pricing supplement indicates otherwise, "Treasury Rate" for any Treasury Interest Determination Date means the rate from the most recent auction of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the pricing supplement as that rate appears on the display designated as Page 56 or the display designated as Page 57 on the Dow Jones Telerate Service under the heading "AVGE INVEST YIELD", or any successor publication or heading.

  The following procedures will be followed if the Treasury Rate cannot be determined as described above:

    . If the above rate is not displayed on the relevant page by 3:00 P.M., New York City time, on the Calculation Date, the Treasury Rate will be the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) for that auction as otherwise announced by the United States Department of the Treasury.

    . If the results of the auction of Treasury bills having the Index Maturity specified in the pricing supplement are not published or reported as provided above by 3:00 P.M., New York City time, on the Calculation Date, or if no auction is held in a particular week, then the Treasury Rate will be the rate as published in H.15(519) under the heading "U.S. Government Securities/Treasury Bills/Secondary Market", or any successor publication or heading.

    . If the rate described in the previous item is not published by 3:00 P.M., New York City time, on the Calculation Date, then the Calculation Agent will determine the Treasury Rate to be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the average of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that Treasury Interest Determination Date, of three leading primary U.S. government securities dealers in New York City (which may include the Agents or their affiliates) for the issue of Treasury bills with a remaining maturity closest to the Index Maturity specified in the pricing supplement. The Calculation Agent will select the three dealers referred to above.

    . If fewer than three dealers selected by the Calculation Agent are quoting as mentioned above, the Treasury Rate will be the Treasury Rate in effect on that Treasury Interest Determination Date.

  Federal Funds Rate Notes. A Federal Funds Rate Note will bear interest at the interest rate (calculated with reference to the Effective Rate and the Spread or Spread Multiplier, if any) specified in the Federal Funds Rate Note and in the attached pricing supplement.

  Unless the attached pricing supplement indicates otherwise, the "Federal Funds Rate" for any Federal Funds Interest Determination Date is the rate on that day for Federal Funds, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date relating to that Federal Funds Interest Determination Date under the heading "Federal Funds (Effective)".

  The following procedures will be followed if the Federal Funds Rate cannot be determined as described:

    . If the above rate is not published in H.15(519) by 3:00 P.M., New York City time, on the Calculation Date, the Federal Funds Rate will be the rate on that Federal Funds Interest Determination Date for U.S. dollar Federal Funds, as published in H.15 Daily Update under the heading "Federal Funds (Effective)".

    . If that rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the Calculation Date, then the Calculation Agent will determine the Federal Funds Rate to be the average of the rates for the last transaction in overnight Federal funds arranged by three leading brokers of Federal funds transactions in New York City as of 9:00 A.M., New York City time, on that Federal Funds Interest Determination Date. The Calculation Agent will select the three brokers referred to above.

    . If fewer than three brokers selected by the Calculation Agent are quoting as mentioned above, the Federal Funds Rate will be the Federal Funds Rate in effect on that Federal Funds Interest Determination Date.

  CD Rate Notes. A CD Rate Note will bear interest at the interest rate (calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any) specified in the CD Rate Note and in the attached pricing supplement.

  Unless the attached pricing supplement indicates otherwise, the "CD Rate" for any CD Interest Determination Date is the rate on that date for negotiable certificates of deposit having the Index Maturity specified in the pricing supplement, as published in H.15(519) prior to 3:00 P.M., New York City time, on the Calculation Date relating to that CD Interest Determination Date under the heading "CDs (Secondary Market)".

  The following procedures will be followed if the CD Rate cannot be determined as described above:

    . If the above rate is not published by 3:00 P.M., New York City time, on the Calculation Date, the CD Rate will be the rate on that CD Interest Determination Date for negotiable certificates of deposit of the Index Maturity specified in the pricing supplement as published in H.15 Daily Update under the caption "CDs (Secondary Market)".

    . If that rate is not published in H.15 Daily Update by 3:00 P.M., New York City time, on the Calculation Date, then the Calculation Agent will determine the CD Rate to be the average of the secondary market offered rates as of 10:00 A.M., New York City time, on that CD Interest Determination Date, quoted by three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City for negotiable certificates of deposit in a denomination of $5,000,000 of major United States money market banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the applicable pricing supplement. The Calculation Agent will select the three dealers referred to above.

    . If fewer than three dealers are quoting as mentioned above, the CD Rate will be the CD Rate in effect on that CD Interest Determination Date.

Indexed Notes

  We may issue Notes as Indexed Notes, as indicated in the attached pricing supplement. Holders of Indexed Notes may receive a principal amount at Maturity that is greater than or less than the face amount of any of these Notes depending upon the fluctuation of the relative value, rate or price of the specified index. The attached pricing supplement will describe specific information relating to the method for determining the principal amount payable at Maturity, a historical comparison of the relative value, rate or price of the specified index and the face amount of the Indexed Note and certain additional tax considerations.

Other Provisions; Addenda

  Any provisions relating to any Note, including the determination of an interest rate basis, the calculation of the interest rate applicable to a Floating Rate Note, and the specification of one or more interest rate bases, the Interest Payment Dates, the Maturity or any other variable term relating to that Floating Rate Note, may be modified as specified under "Other Provisions" on the face of that Note or in an addendum relating to the Floating Rate Note, if specified on the face of the Floating Rate Note and in the applicable pricing supplement.

             SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

General

  Unless the attached pricing supplement indicates otherwise, the Notes will be denominated in U.S. dollars and payments of principal of and interest on the Notes will be made in U.S. dollars. If we designate any of the Notes to be denominated in a currency or currency unit other than U.S. dollars ("Specified Currency"), the following provisions shall apply, which are in addition to and, where inconsistent, replace the description of general terms and provisions of Notes set forth in the attached prospectus and elsewhere in this prospectus supplement.

  Notes not denominated in U.S. dollars ("Foreign Currency Notes") are issuable in registered form only, without coupons. The pricing supplement will specify the denominations for particular Foreign Currency Notes.

  Unless the attached pricing supplement provides otherwise, you are required to pay the purchase price of Foreign Currency Notes in immediately available funds.

  Notes denominated in Specified Currencies other than Euros will not be sold in, or to residents of, the country of the Specified Currency in which particular Notes are denominated unless the pricing supplement specifies otherwise.

Currencies

  Unless the attached pricing supplement specifies otherwise, you are required to pay for Foreign Currency Notes in the Specified Currency. At the present time there are limited facilities in the United States for the conversion of U.S. dollars into the Specified Currencies and vice versa, and banks do not generally offer non-U.S. dollar checking or savings accounts in the United States. However, you may ask the Agent who presented your offer to purchase Foreign Currency Notes to us to use its reasonable best efforts to arrange for the exchange of U.S. dollars into the relevant Specified Currency to enable you to pay for the Notes. You must make this request on or before the third Business Day preceding the delivery date for the Note or by a later date if allowed by the Agent. Each exchange will be made on the terms and conditions established by the Agent in accordance with its regular foreign exchange practices and all costs will be paid by you.

  The attached pricing supplement will contain specific information about the foreign currency or currency units in which a particular Foreign Currency Note is denominated, including historical exchange rates and a description of the currency and any exchange controls.

Payment of Principal and Interest

  The principal of and interest on Foreign Currency Notes are payable by us in U.S. dollars. However, unless the attached pricing supplement specifies otherwise, the holder of a Foreign Currency Note may elect to receive the payments in the Specified Currency as described below. The Exchange Rate Agent will determine the rate of conversion for all payments of principal of and interest on Foreign Currency Notes to U.S. dollars. "Exchange Rate Agent" means the agent appointed by us to make such determinations. Unless otherwise specified in a pricing supplement, the Exchange Rate Agent shall be Citibank, N.A.

  Unless the attached pricing supplement specifies otherwise, any U.S. dollar amount to be received by a holder of a Foreign Currency Note will be based on the following:

    . The highest bid quotation in New York City received by the Exchange Rate Agent at approximately 11:00 A.M., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent or an Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on that payment date in the aggregate amount of the Specified Currency payable to all holders of Foreign Currency Notes scheduled to receive U.S. dollar payments and at which the applicable dealer commits to execute a contract. The Exchange Rate Agent will select and we will approve that selection of the three dealers referred to above.

    . If fewer than three of these bid quotations are available, payments will be made in the Specified Currency.

  All of these currency exchange costs will be borne by the holder of the Foreign Currency Note by deductions from the payments.

  Unless the attached pricing supplement specifies otherwise, a holder of Foreign Currency Notes may elect to receive payment of the principal of and interest on the Notes in the Specified Currency by transmitting a request for the payment to the corporate trust department of Citibank, N.A. in the Borough of Manhattan, New York City, on or before the Regular Record Date or at least sixteen days before Maturity, as the case may be. The request shall be in writing (mailed or hand delivered) or by cable, telex or other form of facsimile transmission. A holder of a Foreign Currency Note may elect to receive payment in the Specified Currency for all principal and interest payments and need not file a separate election for each payment. The election will remain in effect until revoked by written notice to Citibank, N.A. in the Borough of Manhattan, New York City, but written notice of any revocation of this kind must be received by Citibank, N.A. in the Borough of Manhattan, New York City on or before the Regular Record Date or at least sixteen days before Maturity, as the case may be. Holders of Foreign Currency Notes whose Foreign Currency Notes will be held in the name of a broker or nominee should contact that broker or nominee to determine whether and how an election to receive payments in the Specified Currency may be made.

  Interest on and principal of Foreign Currency Notes paid in U.S. dollars will be paid in the manner specified in the attached prospectus and elsewhere in this prospectus supplement for interest on and principal of Notes denominated in U.S. dollars. Interest on Foreign Currency Notes paid in the Specified Currency will be paid by a check drawn on an account maintained at a bank outside the U.S., unless other arrangements have been made. The principal of Foreign Currency Notes paid in the Specified Currency, together with accrued and unpaid interest, due at Maturity will be paid in immediately available funds by wire transfer to an account maintained with a bank outside the U.S. (unless other arrangements have been made) designated at least sixteen days before Maturity by the holders. However, such Foreign Currency Notes must be presented to the Trustee or the Paying Agents designated in the attached pricing supplement in time for the Trustee or the Paying Agents to make the payments in those funds. Any payment of principal or interest required to be made on an Interest Payment Date or at Maturity of a Foreign Currency Note that is not a Business Day may be made instead on the following Business Day and no interest shall accrue for the period from and after the Interest Payment Date or Maturity.

Payment Currency

  If a Specified Currency is not available for the payment of principal or interest with respect to a Foreign Currency Note due to the imposition of exchange controls or other circumstances beyond our control, we will be entitled to satisfy our obligations to holders of Foreign Currency Notes by making the payment in U.S. dollars on the basis of the Market Exchange Rate on the date of the payment, or if the Market Exchange Rate is not available at that time, on the basis of the most recently available Market Exchange Rate.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States Federal income tax consequences resulting from the beneficial ownership of Notes by certain persons. This summary does not purport to consider all the possible United States Federal tax consequences of the purchase, ownership or disposition of the Notes and is not intended to reflect the individual tax position of any beneficial owner. It deals only with Notes and currencies or composite currencies other than U.S. dollars ("Foreign Currency") held as capital assets. Moreover, except as expressly indicated, it addresses initial purchasers of a Note at its issue price, that is the first price to the public at which a substantial amount of the Notes in an issue is sold, and does not address beneficial owners that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or currencies, purchasers that hold Notes (or Foreign Currency) as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprised of a Note and one or more other investments, or purchasers that have a "functional currency" other than the U.S. dollar. Except to the extent discussed below under "Non-United States Holders", this summary is not applicable to non-United States persons not subject to United States Federal income tax on their worldwide income. This summary is based upon the United States Federal tax laws and regulations as now in effect and as currently interpreted and does not take into account possible changes in such tax laws or such interpretations, any of which may be applied retroactively. It does not include any description of the tax laws of any state, local or foreign governments that may be applicable to the Notes or Holders thereof, and it does not discuss the tax treatment of Notes denominated in certain hyperinflationary currencies or dual currency Notes. Persons considering the purchase of Notes should consult their own tax advisors concerning the United States Federal income tax consequences to them in light of their particular situations as well as any consequences to them under the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

Payments of Interest

  In general, interest on a Note, whether payable in U.S. dollars or a Foreign Currency, will be taxable to a beneficial owner who or which is (i) a citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof (including the District of Columbia) or (iii) a person otherwise subject to United States Federal income taxation on its worldwide income (a "United States Holder") as ordinary income at the time it is received or accrued, depending on the Holder's method of accounting for tax purposes. If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding Notes should consult their tax advisors. If an interest payment is denominated in or determined by reference to a Foreign Currency, then special rules, described below under "Foreign Currency Notes", apply.

Notes Purchased at a Premium

  Under the Internal Revenue Code of 1986, as amended (the "Code"), a United States Holder that purchases a Note for an amount in excess of its stated redemption price at maturity may elect to treat such excess as "amortizable bond premium", in which case the amount of interest required to be included in the United States Holder's income each year with respect to interest on the Note will be reduced by the amount of amortizable bond premium allocable (based on the Note's yield to maturity) to such year. Under recently promulgated regulations, if the amortizable bond premium allocable to a year exceeds the amount of interest allocable to such year, such excess would be allowed as a deduction for such year but only to the extent of the United States Holder's prior interest inclusions on the Note. Any excess is generally carried forward and allocable to the next year. A holder who elects to amortize bond premium must reduce his tax basis in the Note as described below under "Purchase Sale and Retirement of the Notes". Any election to amortize bond premium is applicable to all bonds (other than bonds the interest on which is excludible from gross income) held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder, and may not be revoked without the consent of the Internal Revenue Service ("IRS"). The new regulations provide a restrictive automatic consent for a United States Holder to change its method of accounting for eligible bond premium in certain circumstances, if the change is made for the first taxable year for which the United States Holder must account for the Note under the new regulations.

Notes Purchased at a Market Discount

  A Note, other than a Note that matures one year or less from the date of issuance ("Short-Term Note"), will be treated as issued at a market discount (a "Market Discount Note") if the amount for which a United States Holder purchased the Note is less than the Note's issue price, unless such difference is less than a specified de minimis amount.

  In general, any partial payment of principal or any gain recognized on the maturity or disposition of a Market Discount Note will be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on such Note. Alternatively, a United States Holder of a Market Discount Note may elect to include market discount in income currently over the life of the Market Discount Note. Such an election applies to all debt instruments with market discount acquired by the electing United States Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

  Market discount accrues on a straight-line basis unless the United States Holder elects to accrue such discount on a constant yield to maturity basis. Such an election is applicable only to the Market Discount Note with respect to which it is made and is irrevocable. A United States Holder of a Market Discount Note that does not elect to include market discount in income currently generally will be required to defer deductions for interest on borrowings allocable to such Note in an amount not exceeding the accrued market discount on such Note until the maturity or disposition of such Note.

Purchase, Sale, Exchange and Retirement of the Notes

  A United States Holder's tax basis in a Note generally will equal its U.S. dollar cost (which, in the case of a Note purchased with a Foreign Currency, will be the U.S. dollar value of the purchase price on the date of purchase), increased by any market discount included in the United States Holder's income with respect to the Note, and reduced by the amount of any amortizable bond premium applied to reduce interest on the Note. A United States Holder generally will recognize gain or loss on the sale, exchange or retirement of a Note equal to the difference between the amount realized on the sale or retirement and the United States Holder's tax basis in the Note. The amount realized on a sale, exchange or retirement for an amount in Foreign Currency will be the U.S. dollar value of such amount on the date of sale, exchange or retirement. Except to the extent described above under "Market Discount" or below under "Foreign Currency Notes--Exchange Gain or Loss", and except to the extent attributable to accrued but unpaid interest, gain or loss recognized on the sale, exchange or retirement of a Note will be capital gain or loss and will be long-term capital gain or loss if the Note was held for more than one year.

Foreign Currency Notes

  Interest Payments. If an interest payment is denominated in or determined by reference to a Foreign Currency, the amount of income recognized by a cash basis United States Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. A cash basis United States Holder who receives such a payment will be required to include the amount of such payment in income upon receipt. Accrual basis United States Holders may determine the amount of income recognized with respect to such interest payment in accordance with either of two methods. Under the first method, the amount of income recognized will be based on the average exchange rate in effect during the interest accrual period (or, with respect to an accrual period that spans two taxable years, the partial period within the taxable year). Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a Note) determined by reference to a Foreign Currency, an accrual basis United States Holder will recognize ordinary income or loss measured by the difference between such average exchange rate and the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. Under the second method, an accrual basis United States Holder may elect to translate interest income into U.S. dollars at the spot exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, at the exchange rate in effect on the last day of the partial period within the taxable year. Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period or taxable year, an accrual basis United States Holder applying the second method may instead translate such accrued interest into U.S. dollars at the spot exchange rate in effect on the day of actual receipt (in which case no exchange gain or loss will result). Any election to apply the second method will apply to all debt instruments held by the United States Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the United States Holder and may not be revoked without the consent of the IRS.

  Exchange of Amounts in Other than U.S. Dollars. Foreign Currency received as interest on a Note or on the sale or retirement of a Note will have a tax basis equal to its U.S. dollar value at the time such interest is received or at the time of such sale or retirement, as the case may be. Foreign Currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the Foreign Currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a Foreign Currency (including its use to purchase Notes or upon exchange for U.S. dollars) will be ordinary income or loss.

  Amortizable Bond Premium. In the case of a Note that is denominated in a Foreign Currency, bond premium will be computed in units of Foreign Currency, and amortizable bond premium will reduce interest income in units of the Foreign Currency. At the time amortized bond premium offsets interest income, a United States Holder may realize ordinary income or loss, measured by the difference between exchange rates at that time and at the time of the acquisition of the Notes.

  Market Discount. Market discount is determined in units of the Foreign Currency. Accrued market discount that is required to be taken into account on the maturity or upon disposition of a Note is translated into U.S. dollars at the exchange rate on the maturity or the disposition date, as the case may be (and no part is treated as exchange gain or loss). Accrued market discount currently includible in income by an electing United States Holder is translated into U.S. dollars at the average exchange rate for the accrual period (or the partial accrual period during which the United States Holder held the Note), and exchange gain or loss is determined on maturity or disposition of the Note (as the case may be) in the manner described above under "Foreign Currency Notes--Interest Payments" with respect to the computation of exchange gain or loss on the receipt of accrued interest by an accrual method Holder.

  Exchange Gain or Loss. Gain or loss recognized by a United States Holder on the sale, exchange or retirement of a Note that is attributable to changes in exchange rates will be treated as ordinary income or loss which will not be treated as interest income or expense. However, exchange gain or loss is taken into account only to the extent of total gain or loss realized on the transaction.

Indexed Notes

  The applicable pricing supplement will contain a discussion of any special United States Federal income tax rules with respect to currency indexed notes or other indexed Notes.

NON-UNITED STATES HOLDERS

  Subject to the discussion of backup withholding below, payments of principal (and premium, if any) and interest by the Company or any agent of the Company (acting in its capacity as such) to any Holder of a Note that is not a United States Holder (a "Non-United States Holder") will not be subject to United States Federal withholding tax, provided, in the case of interest, that (i) the Non-United States Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,
(ii) the Non-United States Holder is not a controlled foreign corporation for United States tax purposes that is related to the Company (directly or indirectly) through stock ownership and (iii) either (A) the Non-United States Holder certifies to the Company or its agent under penalties of perjury that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Note certifies to the Company or its agent under penalties of perjury that such statement has been received from the Non-United States Holder by it or by another financial institution and furnishes the payor with a copy thereof.

  A Non-United States Holder that does not qualify for exemption from withholding under the preceding paragraph generally will be subject to United States Federal withholding tax at the rate of 30% (or lower applicable treaty rate) of payments of interest on the Notes.

  If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed in the preceding paragraph (provided that such Holder timely furnishes the required certification to claim such exemption), may be subject to United States Federal income tax on such interest in the same manner as if it were a United States Holder. In addition, if the Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on a Note will be included in the earnings and profits of such Holder if such interest is effectively connected with the conduct by such Holder of a trade or business in the United States. In lieu of the certificate described in the preceding paragraph, such a Holder must provide the payor with a properly executed IRS Form 4224 (or successor form) to claim an exemption from United States Federal withholding tax.

  Any capital gain, market discount or exchange gain realized on the sale, exchange, retirement or other disposition of a Note by a Non-United States Holder will not be subject to United States Federal income or withholding taxes if (a) such gain is not effectively connected with a United States trade or business of the Non-United States Holder and (b) in the case of an individual, such Non-United States Holder (A) is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or (B) does not have a tax home (as defined in Section 911(d)(3) of the Code) in the United States in the taxable year of the sale, exchange, retirement or other disposition and the gain is not attributable to an office or other fixed place of business maintained by such individual in the United States.

  Notes held by an individual who is neither a citizen nor a resident of the United States for United States Federal tax purposes at the time of such individual's death will not be subject to United States Federal estate tax, provided that the income from such Notes was not or would not have been effectively connected with a United States trade or business of such individual and that such individual qualified for the exemption from United States Federal withholding tax (without regard to the certification requirements) described above.

  Recently finalized Treasury regulations (the "Final Regulations"), generally effective for payments made after December 31, 1999, provide alternative procedures to be followed by a Non-United States Holder in establishing eligibility for a withholding tax reduction or exemption.

  PURCHASERS OF NOTES THAT ARE NON-UNITED STATES HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE POSSIBLE APPLICABILITY OF UNITED STATES WITHHOLDING AND OTHER TAXES UPON INCOME REALIZED IN RESPECT OF THE NOTES.

INFORMATION REPORTING AND BACK-UP WITHHOLDING

  For each calendar year in which the Notes are outstanding, the Company is required to provide the Internal Revenue Service (the "IRS") with certain information, including the Holder's name, address and taxpayer identification number (either the Holder's Social Security number or its employer identification number, as the case may be), the aggregate amount of principal and interest paid to that Holder during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to certain United States Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts.

  In the event that a United States Holder subject to the reporting requirements described above fails to supply its correct taxpayer identification number in the manner required by applicable law or underreports its tax liability, the Company, its agents or paying agents or a broker may be required to "backup" withhold a tax equal to 31% of each payment of interest and principal (and premium, if any) on the Notes. This backup withholding is not an additional tax and may be credited against the United States Holder's United States Federal income tax liability, provided that the required information is furnished to the IRS.

  Under current Treasury Regulations, backup withholding and information reporting will not apply to payments made by the Company or any agent thereof (in its capacity as such) to a Non-United States Holder of a Note if such Holder has provided the required certification that it is not a United States person as set forth in clause (iii) in the first paragraph under "Non-United States Holders" above, or has otherwise established an exemption (provided that neither the Company nor its agent has actual knowledge that the Holder is a United States person or that the conditions of an exemption are not in fact satisfied).

  Payment of the proceeds from the sale of a Note to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is (i) a United States person, (ii) a controlled foreign corporation for United States tax purposes, (iii) a foreign person 50 percent or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment was effectively connected with a United States trade or business or (iv) for payments made after December 31, 1999, a foreign partnership with certain connections to the United States, information reporting (but not backup withholding) may apply to such payments. Payment of the proceeds from a sale of a Note to or through the United States office of a broker is subject to information reporting and backup withholding unless the Holder or beneficial owner certifies as to its taxpayer identification number or otherwise establishes an exemption from information reporting and backup withholding.

  The Final Regulations unify current certification procedures and forms relating to information reporting and backup withholding for payments made after December 31,1999.

  The Federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a Holder's particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the ownership and disposition of the Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in Federal or other tax laws.

                              PLAN OF DISTRIBUTION

  Under the terms of a Distribution Agreement, a form of which is attached as an exhibit to the Registration Statement (the "Distribution Agreement"), the Notes are offered on a continuing basis by the Company through Credit Suisse First Boston Corporation, Salomon Smith Barney Inc, and Chase Securities Inc. (the "Agents"), each of which has agreed to use reasonable efforts to solicit purchases of the Notes. Unless otherwise disclosed in the applicable pricing supplement, the Company will pay a commission to the Agents. The Company will have the sole right to accept offers to purchase Notes and may reject any offer, in whole or in part. Each Agent will have the right, in its discretion reasonably exercised, without notice to the Company, to reject any offer to purchase Notes received by it, in whole or in part.

  The Company also may sell Notes at or above par to any Agent, acting as principal, for a commission equivalent to that set forth on the cover page of this prospectus supplement. The Notes may be resold at market prices prevailing at the time of resale, at prices related to those prevailing market prices, at a fixed offering price or at negotiated prices, as determined by that Agent. The Company also may sell Notes at or above par to any Agent or to a group of underwriters for whom an Agent acts as representative, for a commission to be agreed at the time of sale for resale to one or more investors or purchasers at a fixed offering price or at varying prices prevailing at the time of resale, at prices related to those prevailing market prices at the time of the resale or at negotiated prices. Notes purchased by an Agent or by a group of underwriters may be resold to certain securities dealers for resale to investors or to certain other dealers. Dealers may receive compensation in the form of commissions from the Agents and/or from the purchasers for whom they may act as agents. Unless the applicable pricing supplement specifies otherwise, any compensation allowed by any Agent to any of these dealers shall not be in excess of the commission received by that Agent from the Company. After the initial public offering of Notes to be resold to investors and other purchasers on a fixed public offering price basis, the public offering price and commission may be changed.

  The Company has reserved the right to sell Notes directly on its own behalf and to accept (but not solicit) offers to purchase Notes through additional agents on substantially the same terms and conditions (including commission rates) as would apply to purchases of Notes pursuant to the Distribution Agreement. In addition, the Company has reserved the right to appoint additional agents for the purpose of soliciting offers to purchase Notes. Those additional agents will be named in the applicable pricing supplement. No commission will be payable on any Notes sold directly by the Company.

  The Company will pay each Agent a commission of from .125% to .750% of the principal amount of each Note, depending on its stated maturity, sold through that Agent.

  The following table summarizes the compensation to be paid to the Agents by the Company.

                                                            Total
                                               --------------------------------
                                                 Per Note   Minimum   Maximum
                                               ------------ -------- ----------
   Commissions paid by the Company............ .125% -.750% $275,000 $1,650,000

  The Company estimates that it will incur expenses of $70,000 in connection with this program.

  The Agents and any dealers to whom the Agents may sell Notes may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (the "Act"). The Company has agreed to indemnify the Agent against certain liabilities, including civil liabilities under the Securities Act of 1933, or contribute to payments which the Agents may be required to make in this regard. The Company has agreed to reimburse the Agents for certain expenses.

  Unless the applicable pricing supplement indicates otherwise, payment of the purchase price of Notes, other than Foreign Currency Notes, will be required to be made in funds immediately available in New York City. With respect to payment of the purchase price of Foreign Currency Notes, see "Description of the Notes--Foreign Currency Notes" above.

  The Notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. No assurance can be given as to the existence or liquidity of the secondary market for the Notes.

  The Agents may engage in over-allotment, stabilizing transactions and syndicate covering transactions and may impose penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the Agents to reclaim a selling concession from a syndicate member when the Notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of the transactions. These transactions, if commenced, may be discontinued at any time.

  In the ordinary course of their respective businesses, the Agents and their affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates. Citibank, N.A., the Trustee under the Indenture, is an affiliate of Salomon Smith Barney Inc.

                                 LEGAL OPINIONS

  Opinions regarding the validity of the Notes being offered will be issued for us by Cravath, Swaine & Moore, New York, New York (who will rely as to matters of Kentucky law upon the opinion of Thomas L. Feazell, Esq., our Senior Vice President, General Counsel and Secretary), and for the Agents by Davis Polk & Wardwell, New York, New York. In these opinions, certain assumptions will be made regarding future action required to be taken by us and the Trustee in connection with the issuance and sale of any particular Notes, the specific terms of those Notes and other matters which may affect the validity of Notes but which cannot be ascertained on the date of the relevant opinions.

                                    GLOSSARY

  Set forth below are definitions of some of the terms used in this prospectus supplement and not defined in the attached prospectus.

  "Business Day" means any day, other than a Saturday or Sunday, that meets each of the following applicable requirements. The day is:

    (a) not a day on which banking institutions are authorized or required by law or regulation to be closed in New York City;

    (b) with respect to Foreign Currency Notes (other than Foreign Currency Notes denominated in euro only), not a day on which banking institutions are authorized or required by law or regulation to be closed in the principal financial center in the country of the Specified Currency;

    (c) with respect to Foreign Currency Notes denominated in euro, any date on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open; and

    (d) with respect to LIBOR Notes, a London Banking Day.

  "Calculation Agent" means the agent appointed by the Company to calculate interest rates for Floating Rate Notes. Unless the pricing supplement specifies otherwise, the Calculation Agent will be Citibank, N.A.

  "Calculation Date" means, with respect to any Interest Determination Date, the date on which the Calculation Agent is to calculate an interest rate for a Floating Rate Note. Unless the pricing supplement specifies otherwise, the Calculation Date relating to an Interest Determination Date for a Floating Rate Note will be the first to occur of (a) the tenth calendar day after that Interest Determination Date, or, if that day is not a Business Day, the next succeeding Business Day or (b) the Business Day preceding the applicable Interest Payment Date or Maturity of that Note, as the case may be. However, LIBOR will be calculated on the LIBOR Interest Determination Date.

  "Designated LIBOR Page" means (a) if "LIBOR Reuters" is specified in the applicable pricing supplement, the display on the Reuter Monitor Money Rates Service (or any successor service) on the page specified in that pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency, or (b) if "LIBOR Telerate" is specified in the applicable pricing supplement as the method for calculating LIBOR, the display on the Dow Jones Telerate Service (or any successor service) on the page specified in that pricing supplement (or any other page as may replace that page on that service) for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

  "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System.

  "H.15 Daily Update" means the daily update of H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.bog.frb.fed.us/releases/h15/update, or any successor site or publication.

  "Index Currency" means the currency or composite currency specified in the applicable pricing supplement as to which LIBOR will be calculated. If no currency or composite currency of this kind is specified in the applicable pricing supplement, the Index Currency will be U.S. dollars.

  "Index Maturity" means, for a Floating Rate Note, the period to maturity of the instrument or obligation on which the interest rate quotation is based, as set forth in the pricing supplement.

  "Initial Interest Rate" means the rate at which a Floating Rate Note will bear interest from and including its issue date to but excluding the first Interest Reset Date, as indicated in the applicable pricing supplement.

  "Interest Determination Date" means the date as of which the interest rate for a Floating Rate Note is to be calculated, to be effective as of the following Interest Reset Date and calculated on the related Calculation Date. However, LIBOR will be calculated on the LIBOR Interest Determination Date. The Interest Determination Date relating to an Interest Reset Date for a Commercial Paper Rate Note (the "Commercial Paper Interest Determination Date"), for a Prime Rate Note (the "Prime Rate Interest Determination Date"), for a Federal Funds Rate Note (the "Federal Funds Interest Determination Date") and for a CD Rate Note (the "CD Interest Determination Date") will be the second Business Day preceding that Interest Reset Date. The Interest Determination Date relating to an Interest Reset Date for a LIBOR Note (the "LIBOR Interest Determination Date") will be the second London Banking Day preceding that Interest Reset Date. The Interest Determination Date relating to an Interest Reset Date for a Treasury Rate Note (the "Treasury Interest Determination Date") will be the day of the week during which that Interest Reset Date falls on which Treasury bills of the Index Maturity designated in the pricing supplement would normally be auctioned. Treasury bills are usually sold at auction on the Monday of each week, unless that day is a legal holiday, in which case the auction is usually held on the following Tuesday or may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, that Friday will be the Treasury Interest Determination Date pertaining to the Interest Reset Date occurring in the following week.

  "Interest Payment Date" means the date on which payment of interest on a Note (other than payment at Maturity) is to be made. Unless the applicable pricing supplement indicates otherwise, the Interest Payment Dates for the Fixed Rate Notes will be February 15 and August 15 of each year and at Maturity. Unless the applicable pricing supplement indicates otherwise and except as provided below, the Interest Payment Dates for any Floating Rate Note will be:

    (a) in the case of Floating Rate Notes that reset weekly, on the third Wednesday of March, June, September and December of each year;

    (b) in the case of Floating Rate Notes that reset daily or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year (as indicated in the pricing supplement);

    (c) in the case of Floating Rate Notes that reset quarterly, on the third Wednesday of March, June, September and December of each year, in the case of Floating Rate Notes that reset semi-annually, on the third Wednesday of the two months of each year specified in the pricing supplement;

    (d) in the case of Floating Rate Notes that reset annually, on the third Wednesday of the month specified in the pricing supplement; and

    (e) in each case, at Maturity.

If an Interest Payment Date for any Fixed Rate Note falls on a day that is not a Business Day for that Note, the interest payment for that Note will be made on the following Business Day for that Note, and no interest on that payment will accrue from and after that Interest Payment Date. If an Interest Payment Date (other than an Interest Payment Date at Maturity) for any Floating Rate Note would otherwise be a day that is not a Business Day for that Note, that Interest Payment Date will be postponed to the next Business Day for that Note, and interest will continue to accrue (except that, for a LIBOR Note, if that Business Day is in the following calendar month, that Interest Payment Date will be the preceding Business Day for that LIBOR Note).

  "Interest Reset Date" means the date on which a Floating Rate Note will begin to bear interest at the interest rate determined as of any Interest Determination Date. Unless the pricing supplement specifies otherwise, the Interest Reset Dates will be:

    (a) in the case of Floating Rate Notes that reset daily, each Business
  Day;

    (b) in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week;

    (c) in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week (except as provided below);

    (d) in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month;

    (e) in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December of each year;

    (f) in the case of Floating Rate Notes that reset semiannually, the third Wednesday of each of two months of each year specified in the pricing supplement; and

    (g) in the case of Floating Rate Notes that reset annually, the third Wednesday of one month of each year specified in the pricing supplement.

If any Interest Reset Date for any Floating Rate Note would otherwise be a day that is not a Business Day for that Floating Rate Note, that Interest Reset Date will be postponed to the next Business Day for that Floating Rate Note (except that, for a LIBOR Note, if that Business Day is in the following calendar month, that Interest Reset Date will be the preceding Business Day for that LIBOR Note). If a Treasury bill auction (as described in the definition of "Interest Determination Date") falls on any day that would otherwise be an Interest Reset Date for a Treasury Rate Note, then that Interest Reset Date will instead be the first Business Day following that auction date.

  "London Banking Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

  "Market Exchange Rate" for any Specified Currency means the noon buying rate in New York City for cable transfers for that Specified Currency as certified for customs purposes by (or if not certified, as otherwise determined by) the Federal Reserve Bank of New York.

  "Maturity" means the date on which the principal of a Note becomes due, whether at stated maturity, upon redemption or otherwise. If the Maturity of any Note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest for that Note will be made on the following Business Day, and no interest on that payment will accrue from and after that Maturity.

  "Maximum Interest Rate" means, for any Floating Rate Note, a maximum numerical interest rate limitation, or ceiling, on the rate at which interest may accrue on that during any interest period.

  "Minimum Interest Rate" means, for any Floating Rate Note, a minimum numerical interest rate limitation, or floor, on the rate at which interest may accrue on that during any interest period.

  "Money Market Yield" means a yield (expressed as a percentage rounded to the next higher one hundred thousandth of a percentage point) calculated in accordance with the following formula:

                                             D x 360
                    Money Market Yield = --------------- x 100
                                          360 - (D x M)

where "D" refers to the annual rate for the commercial paper, quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

  "Paying Agent" means the agent appointed by the Company to make payments of principal, premium, if any, and interest on the Notes. Unless the pricing supplement specifies otherwise, the Paying Agent will be Citibank, N.A.

  "Principal Financial Center" means the capital city of the country issuing the Index Currency, except that with respect to United States dollars, Australian dollars, Deutsche marks, Dutch guilders, Italian lire and Swiss francs, the Principal Financial Center will be New York City, Sydney, Frankfurt, Amsterdam, Milan and Zurich, respectively.

  "Regular Record Date" means the date on which a Note must be held in order for the holder to receive an interest payment on the next Interest Payment Date. Unless the pricing supplement specifies otherwise, the Regular Record Date for any Interest Payment Date with respect to any Floating Rate Note will be the fifteenth day (whether or not a Business Day) prior to that Interest Payment Date. The Regular Record Dates for the Fixed Rate Notes will be the February 1 and August 1 next preceding the February 15 and August 15 Interest Payment Dates.

  "Reuters Screen USPRIME1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "USPRIME1" page (or any other page as may replace the USPRIME1 page on such service) for the purpose of displaying prime rates or base lending rates of major U.S. banks.

  "Specified Currency" shall have the meaning set forth under the heading "Special Provisions Relating to Foreign Currency Notes--General".

  "Spread" means the number of basis points, if any, to be added to the Commercial Paper Rate, the Prime Rate, LIBOR, the Treasury Rate, the Federal Funds Rate, the CD Rate or any other interest rate index in effect at various times for a Note, which amount will be set forth in the pricing supplement.

  "Spread Multiplier" means the percentage by which the Commercial Paper Rate, the Prime Rate, LIBOR, the Treasury Rate, the Federal Funds Rate, the CD Rate or any other interest rate index in effect at various times for a Note is to be multiplied, which percentage will be set forth in the pricing supplement.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities, and it is not soliciting an offer to buy +
+these securities in any state where the offer or sale is not permitted.       +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED JANUARY 15, 1999


PROSPECTUS


                                  Ashland Inc.

                                  $600,000,000

                                Debt Securities
                                Preferred Stock
                               Depositary Shares
                                  Common Stock
                                    Warrants

                                 ------------

  We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                                 ------------

  Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                      This prospectus is dated     , 1999

                                    SUMMARY

  This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the terms of our securities, you should carefully read this document with the attached prospectus supplement that together give the specific terms of the securities we are offering. You should also read the documents we have referred you to in "Where You Can Find More Information About The Company" on page 3 for information on our company and our financial statements. Certain capitalized terms used in this summary are defined elsewhere in this prospectus.

                                  Ashland Inc.

  Our businesses are grouped into five industry segments: Ashland Chemical, APAC, Valvoline, Refining and Marketing, and Arch Coal.

  Ashland Chemical distributes industrial chemicals, solvents, thermoplastics and resins, and fiberglass materials, and manufactures and sells a wide variety of specialty chemicals and certain petrochemicals. APAC performs contract construction work, including highway paving and repair, excavation and grading, and bridge construction, and produces asphaltic and ready-mix concrete, crushed stone and other aggregate, concrete block and certain specialized construction materials in the southern and midwestern United States.

  Valvoline is a marketer of branded, packaged motor oil and automotive chemicals, automotive appearance products, antifreeze, filters, rust preventives and coolants. In addition, Valvoline is engaged in the "fast oil change" business through outlets operating under the Valvoline Instant Oil Change(R) name.

  Effective January 1, 1998, we and USX-Marathon completed a transaction to form Marathon Ashland Petroleum LLC ("MAP"), which combined major portions of the supply, refining, marketing and transportation operations of the two companies. Marathon has a 62% interest in MAP, and we hold a 38% interest. MAP operates seven refineries with a total crude oil refining capacity of 935,000 barrels per day. Refined products are distributed through a network of independent and company-owned outlets in the Midwest, the upper Great Plains and the southeastern United States. We account for our investment in MAP using the equity method.

  Our coal operations are conducted by Arch Coal, Inc., which is 55% owned by us and is publicly traded. Arch Coal produces, transports, processes and markets bituminous coal produced in Central Appalachia and the western and midwestern United States. We account for our investment in Arch Coal using the equity method.

                          The Securities We May Offer

  This prospectus is part of a registration statement (No. 333-.) (the "Registration Statement") that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may offer from time to time up to $600,000,000 of any of the following securities, either separately or in units: debt securities, preferred stock, depositary shares, common stock and warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus.

Debt Securities

  We may offer unsecured general obligations of our company, which may be senior (the "Senior Securities") or subordinated (the "Subordinated Securities"). Unless the applicable prospectus supplement states otherwise, Senior Securities will be issued under an indenture dated as of August 15, 1989, as amended and restated as of August 15, 1990 (the "Senior Indenture"), between us and Citibank, N.A., as trustee. The Senior Securities and the Subordinated Securities are together referred to in this prospectus as the "Debt Securities". The Senior Securities will have the same rank as all of our other unsecured, unsubordinated debt.

The Subordinated Securities will be entitled to payment only after payment on our Superior Indebtedness (as described below).

  The Subordinated Securities will be issued under an indenture between us and a commercial bank to be selected, as trustee. We have summarized certain general features of the Debt Securities from the indentures. We encourage you to read the indentures (which are exhibits to the Registration Statement) and our recent periodic and current reports that we file with the SEC. Directions on how you can get copies of these reports are provided on page 3.

General Indenture Provisions that Apply to Senior and Subordinated Securities

  . Neither indenture limits the amount of debt that we may issue or provides holders any protection should there be a highly leveraged transaction, recapitalization or restructuring involving our company.

  . The indentures provide that holders of two-thirds of the total principal amount of outstanding Debt Securities of any series may vote to change certain of our obligations or certain of your rights concerning the Debt Securities of that series. However, to change the amount or timing of principal, interest or other payments under the Debt Securities every holder in the series must consent.

  . If an Event of Default (as described below) occurs with respect to any series of Debt Securities, the trustee or holder of 25% of the outstanding principal amount of that series may declare the principal amount of the series immediately payable. However, holders of a majority of the principal amount may rescind this action except where a payment default or a breach of certain covenants has occurred.

  . If we satisfy certain conditions in either indenture, we may discharge that indenture at any time by depositing with the trustee sufficient funds or government obligations to pay when due the Debt Securities outstanding under that indenture.

  Events of Default. The indentures provide that the following are events of default:

  . Interest not paid for 30 days after due date.

  . Principal or premium not paid when due.

  . Sinking fund payment not paid for 30 days after due date.

  . Covenant breach continuing for 60 days after notice.

  . Occurrence of certain bankruptcy or insolvency events.

  . Occurrence of any other event of default specified in the prospectus supplement.

General Indenture Provisions that Apply Only to Senior Securities

  . The indenture relating to the Senior Securities limits our ability and the ability of any subsidiary of ours to assume or guarantee indebtedness secured by mortgages, liens or other encumbrances upon our or our subsidiary's property unless the Senior Securities will be equally and ratably secured with such indebtedness.

  . The indenture relating to the Senior Securities limits our ability and the ability of any subsidiary of ours to sell or transfer property to a lender or investor, which then, either directly or indirectly, leases the property back to us or the subsidiary for a time period over three years.

  . The indenture relating to the Senior Securities states that we may not merge or consolidate with another company or sell all or substantially all of our assets to another company unless certain conditions are met. If these events occur, the other company will be required to assume our responsibilities relating to the Debt Securities, and we will be released from all liabilities and obligations.

General Indenture Provisions that Apply Only to Subordinated Securities

  The Subordinated Securities will be subordinated to all "Superior Indebtedness", which includes all indebtedness for money borrowed by us, except indebtedness that is stated to be not superior to, or to have the same rank as, the Subordinated Securities.

Preferred Stock and Depositary Shares

  We may issue our preferred stock, without par value, in one or more series (the series being offered are referred to as "Preferred Stock"). We will determine the dividend, voting, conversion and other rights of the series being offered and the terms and conditions relating to its offering and sale at the time of the offer and sale. We may also issue fractional shares of Preferred Stock that will be represented by Depositary Shares and Depositary Receipts.

Common Stock

  We may issue our common stock, par value $1.00 per share (the "Common Stock"). Holders of Common Stock are entitled to receive dividends when declared by the Board of Directors (subject to rights of preferred stockholders). Each holder of Common Stock is entitled to one vote per share. The holders of Common Stock have cumulative voting rights but no preemptive, redemption or conversion rights.

Warrants

  We may issue warrants for the purchase of Debt Securities, Preferred Stock or Common Stock ("Securities Warrants"). We may issue warrants independently or together with other securities.

 RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND
                           PREFERRED STOCK DIVIDENDS

  The following table sets forth the ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends for the company:

                                                         Fiscal Year Ended
                                                           September 30,
                                                      ------------------------
                                                      1998 1997 1996 1995 1994
                                                      ---- ---- ---- ---- ----
Ratio of Earnings to Fixed Charges................... 2.28 2.39 1.92 1.06 2.40
Ratio of Earnings to Combined Fixed Charges and
 Preferred Stock Dividends........................... 2.28 2.23 1.70    * 2.06

--------
* Combined fixed charges and preferred stock dividends exceeded earnings (as defined) by $4 million.

  The above ratios are computed on a total enterprise basis including our consolidated subsidiaries, plus our share of significant affiliates accounted for on the equity method that are 50% or greater owned or whose indebtedness has been directly or indirectly guaranteed by us. Earnings consist of income from continuing operations before income taxes, adjusted to exclude fixed charges (excluding capitalized interest) and undistributed earnings of equity method affiliates excluded from the total enterprise. Fixed charges consist of interest incurred on indebtedness, the portion of operating lease rentals deemed representative of the interest factor and the amortization of debt expense.

Where You Can Find More Information About the Company

  We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov.

  The SEC allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 14(d) of the Securities Exchange Act of 1934 until our offering is completed:

    (a) Annual Report on Form 10-K for the year ended September 30, 1998;

    (b) The description of our Common Stock, par value $1.00 per share, set forth in the Registration Statement on Form 10, as amended in its entirety by the Form 8 filed with the Commission on May 1, 1983;

    (c) The description of our Rights to Purchase Series A Participating Cumulative Preferred Stock, set forth in the Registration Statement on Form 8-A dated May 16, 1996; and

    (d) The description of our Cumulative Preferred Stock, without par value, set forth in the Registration Statement on Form 8-A, as amended by Amendment No. 1 thereto, filed with the Commission on April 30, 1993.

  You may request a copy of these filings, at no cost, by writing to or telephoning us at the following address (or by visiting our website at http://www.ashland.com):

      Office of the Secretary
      Ashland Inc.
      50 E. RiverCenter Boulevard
      P.O. Box 391
      Covington, KY 41012-0391
      606-815-3333

  You should rely only on the information incorporated by reference or provided in this prospectus or the prospectus supplement. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date on the front of the document.

                                  THE COMPANY

  Our businesses are grouped into five industry segments: Ashland Chemical, APAC, Valvoline, Refining and Marketing, and Arch Coal.

  Ashland Chemical distributes industrial chemicals, solvents, thermoplastics and resins, and fiberglass materials, and manufactures and sells a wide variety of specialty chemicals and certain petrochemicals. APAC performs contract construction work, including highway paving and repair, excavation and grading, and bridge construction, and produces asphaltic and ready-mix concrete, crushed stone and other aggregate, concrete block and certain specialized construction materials in the southern and midwestern United States.

  Valvoline is a marketer of branded, packaged motor oil and automotive chemicals, automotive appearance products, antifreeze, filters, rust preventives and coolants. In addition, Valvoline is engaged in the "fast oil change" business through outlets operating under the Valvoline Instant Oil Change(R) name.

  Effective January 1, 1998, we and USX-Marathon completed a transaction to form Marathon Ashland Petroleum LLC ("MAP"), which combined major portions of the supply, refining, marketing and transportation operations of the two companies. Marathon has a 62% interest in MAP, and we hold a 38% interest. MAP operates seven refineries with a total crude oil refining capacity of 935,000 barrels per day. Refined products are distributed through a network of independent and company-owned outlets in the Midwest, the upper Great Plains and the southeastern United States. We account for our investment in MAP using the equity method of accounting.

  Our coal operations are conducted by Arch Coal, Inc., which is 55% owned by us and is publicly traded. Arch Coal produces, transports, processes and markets bituminous coal in Central Appalachia and the western and midwestern United States. We account for our investment in Arch Coal using the equity method of accounting.

  We are a Kentucky corporation, organized on October 22, 1936, with our principal executive offices located at 50 E. RiverCenter Boulevard, Covington, Kentucky 41012 (Mailing Address: 50 E. RiverCenter Boulevard, P.O. Box 391, Covington, Kentucky 41012-0391) (Telephone: (606) 815-3333).

                                USE OF PROCEEDS

  Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes. General corporate purposes may include additions to working capital, capital expenditures, stock redemption, repayment of debt or the financing of possible acquisitions.

                         DESCRIPTION OF DEBT SECURITIES

  The following description sets forth the general terms and provisions that could apply to the Debt Securities. Each prospectus supplement will state the particular terms that actually will apply to the Debt Securities included in the supplement.

  The Debt Securities will be either our senior debt securities (the "Senior Securities") or our subordinated debt securities (the "Subordinated Securities"). Under an indenture between us and Citibank, N.A., as Trustee (the "Senior Indenture"), we have issued to date an aggregate of $1.45 billion of Senior Securities. Subordinated Securities will be issued under an indenture (the "Subordinated Indenture"), between us and a commercial bank to be selected, as trustee. The Senior Indenture and the Subordinated Indenture are together called the "Indentures".

  The following summary of certain provisions of the Indentures is not complete. You should refer to the applicable provisions of the following documents:

  . the Senior Indenture, which is incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-39359, filed with the SEC on March 11, 1991, and

  . the Subordinated Indenture, which is incorporated by reference to Exhibit
    4.3 to Registration Statement No. 33-57011, filed with the SEC on December 22, 1994.

Some of the capitalized terms used in the following discussion are defined in the Indentures, and their definitions are incorporated by reference into this prospectus.

General

  Neither Indenture limits the aggregate principal amount of Debt Securities that we may issue under that Indenture. The Debt Securities may be issued in one or more series as we may authorize at various times. All Debt Securities will be unsecured. The Senior Securities will have the same rank as all of our other unsecured and unsubordinated debt. The Subordinated Securities will be subordinated to Superior Indebtedness as described in the "Subordinated Securities" section below. The Senior Securities and Subordinated Securities may be combined into one series or offered separately. The prospectus supplement relating to the particular series of Debt Securities being offered will specify the amounts, prices and terms of those Debt Securities. These terms may include:

  . the title and the limit on the aggregate principal amount of the Debt
    Securities;

  . the date or dates on which the Debt Securities will mature;

  . the annual rate or rates (which may be fixed or variable), if any, or the method of determining such rate or rates, at which the Debt Securities will bear interest;

  . the date or dates from which such interest shall accrue and the date or dates on which such interest will be payable;

  . the currency or currencies or units of two or more currencies in which the Debt Securities are denominated and principal and interest may be payable, and for which the Debt Securities may be purchased, which may be in United States dollars, a foreign currency or currencies or units of two or more foreign currencies;

  . whether such Debt Securities are to be Senior Securities or Subordinated
    Securities;

  . any redemption or sinking fund terms;

  . any event of default or covenant with respect to the Debt Securities of a particular series, if not set forth in this prospectus;

  . whether the Debt Securities will be issued as Registered Securities (as defined below) or as Bearer Securities (as defined below);

  . whether the Debt Securities are to be issued in whole or in part in the form of one or more Global Securities (as defined below) and, if so, the identity of the depositary for such Global Security or Securities; and

  . any other terms of such series, which will not conflict with the terms of applicable Indenture.

  Unless the applicable prospectus supplement states otherwise, principal, premium, if any, and interest, if any, will be payable and the Debt Securities will be transferable at the corporate trust office of the appropriate trustee. At our option, however, payment of interest may be made by check mailed to the registered holders of the Debt Securities at their registered addresses.

  We will issue the Debt Securities in fully registered form without coupons ("Registered Securities") unless the applicable prospectus supplement provides for an issuance to be in bearer form with or without coupons ("Bearer Securities"). Unless the applicable prospectus states otherwise, we will issue Debt Securities denominated in U.S. dollars in denominations of $1,000 or multiples of $1,000 for Registered Securities and in denominations of $5,000 or multiples of $5,000 for Bearer Securities. No service charge will be made for any transfer or exchange of such Debt Securities, but we may require payment beforehand of any related taxes or other governmental charges. Debt Securities may also be issued pursuant to the Indentures in transactions exempt from the registration requirements of the Securities Act of 1933, and such Debt Securities will not be considered in determining the aggregate amount of securities issued under the Registration Statement.

  Special Federal income tax and other considerations relating to Debt Securities denominated in foreign currencies or units of two or more foreign currencies will be described in the applicable prospectus supplement.

  Unless the applicable prospectus supplement states otherwise, the covenants contained in the Indentures and the Debt Securities will not provide special protection to holders of Debt Securities if we enter into a highly leveraged transaction, recapitalization or restructuring.

Exchange, Registration and Transfer

  Registered Securities (other than Global Securities) of any series will be exchangeable for other Registered Securities of the same series and of like aggregate principal amount and tenor in different authorized denominations. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, the holder may choose, upon written request, and subject to the terms of the applicable Indenture, to exchange Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series into Registered Securities of the same series of any authorized denominations and of like aggregate principal amount and tenor. Bearer Securities with appurtenant coupons surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for interest payment shall be surrendered without the coupon relating to the interest payment date, and interest will not be payable with respect to the Registered Security issued in exchange for such Bearer Security, but will be payable only to the holder of the coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities.

  You may present Debt Securities for exchange as provided above, and you may present Registered Securities for registration of transfer (with a duly executed form of transfer), at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of Debt Securities and referred to in the applicable prospectus supplement. This may be done without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. The Security Registrar or such transfer agent, as the case may be, will effect the transfer or exchange upon being satisfied with the documents of title and identity of the person making the request. We have appointed the applicable trustee as Security Registrar for the applicable Indenture. If a prospectus supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by us with respect to any series of Debt Securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which such transfer agent acts. However, if Debt Securities of a series are issuable solely as Registered Securities, we will be required to maintain a transfer agent in each place of payment for such series, and if Debt Securities of a series are issuable as Bearer Securities, we will be required to maintain (in addition to the Security Registrar) a transfer agent in a place of payment for such series located in Europe. We may at any time designate additional transfer agents with respect to any series of Debt Securities.

  In the event of any redemption in part, we shall not be required to:

  . issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on (a) if Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and (b) if Debt Securities of the series are issuable only as Bearer Securities, the day of the first publication of the relevant notice of redemption or (c) if Debt Securities of the series are issuable as Registered Securities and Bearer Securities and there is no publication of the relevant notice of redemption, the day of mailing of the relevant notice of redemption, or the date of such publication, if applicable;

  . register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or

  . exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption.

  For a discussion of restriction on the exchange, registration and transfer of Global Securities, see "Global Securities" below.

Payment and Paying Agents


  Unless the applicable prospectus supplement states otherwise, payment of principal, premium, if any, and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the U.S. as we may designate from time to time. Interest payment on Bearer Securities and appurtenant coupons on any interest payment date will be made only against surrender of the coupon relating to that interest payment date. No payment with respect to any Bearer Security will be made at any of our offices or agencies in the U.S. by check mailed to any U.S. address or by transfer to an account maintained with a bank located in the U.S. However, if (but only if) payment in U.S. dollars of the full amount of principal, premium, if any, and interest on Bearer Securities denominated and payable in U.S. dollars at all offices or agencies outside the U.S. is illegal or effectively precluded by exchange controls or other similar restrictions, then such payments will be made at the office of our paying agent in the Borough of Manhattan, The City of New York.

  Unless the applicable prospectus supplement indicates otherwise, payment of principal, premium, if any, and any interest on Registered Securities will be made at the office of such paying agent or paying agents as we may designate from time to time. However, at our option, interest payments may be made by check mailed to the address, as it appears in the Security Register, of the person entitled to such payment. Unless otherwise indicated in the applicable prospectus supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest.

  Unless the applicable prospectus supplement states otherwise, the Corporate Trust Office of the trustee in the Borough of Manhattan, The City of New York, will be designated (a) as our sole paying agent for payments with respect to Debt Securities that are issuable solely as Registered Securities and (b) as our paying agent in the Borough of Manhattan, The City of New York, for payments with respect to Debt Securities (subject to the limitation described above in the case of Bearer Securities) that are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. We will name any paying agents outside the U.S. and any other paying agents in the U.S. initially designated by us for the Debt Securities in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, if Debt Securities of a series are issuable solely as Registered Securities, we will be required to maintain a paying agent in each place of payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, we will be required to maintain
(a) a paying agent in the Borough of Manhattan, The City of New York, for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstance described above, but not otherwise), and (b) a paying agent in a place of payment located outside the U.S. where Debt Securities of such series and any appurtenant coupons may be presented and surrendered for payment. However, if the Debt Securities of such series are listed on the London Stock Exchange, the Luxembourg Stock Exchange or any other stock exchange located outside the U.S. and if the stock exchange requires it, we will maintain a paying agent in London or Luxembourg or any other required city located outside the U.S., as the case may be, for the Debt Securities of such series.

  All moneys we pay to a paying agent for the payment of principal, premium, if any, or interest on any Debt Security or coupon that remains unclaimed at the end of two years after becoming due and payable will be repaid to us, after which the holder of such Debt Security or coupon will look only to us for such payment.

Global Securities

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global certificates (the "Global Securities") that we will deposit with a depositary identified in the applicable prospectus supplement. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities it represents, a Global Security may not be transferred except as a whole (a) by the applicable depositary to a nominee of the depositary, (b) by any nominee to the depositary itself or another nominee, or (c) by the depositary or any nominee to a successor depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Security in registered form, the depositary for the Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by that Global Security to the accounts of persons that have accounts with the depositary ("participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to the underlying Debt Securities or by us if such Debt Securities are offered and sold directly by us. Ownership of beneficial interests in a Global Security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  As long as the depositary for a Global Security, or its nominee, is the registered owner of that Global Security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the underlying Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of any of the underlying Debt Securities in definitive form and will not be considered the owners or holders under the Indenture relating to those Debt Securities.

  Payments of principal of, premium, if any, and interest, if any, on individual Debt Securities represented by a Global Security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither we, the trustee for the Debt Securities, any paying agent, nor the registrar for the Debt Securities will be responsible for any aspect of the records relating to or payments made by the depositary or any participants on account of beneficial interests of the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

  We expect that the depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium, if any, or interest relating to a permanent Global Security representing any of the Debt Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". These payments will be the sole responsibility of those participants.

  If the depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual Debt Securities of that series in exchange for the Global Security or Securities representing that series. In addition, we may at any time in our sole discretion, subject to any limitations described in the applicable prospectus supplement, determine not to have any Debt Securities of a series represented by one or more Global Securities. In such event, we will issue individual Debt Securities of such series in exchange for the Global Security or Securities. Further, if we so specify, an owner of a beneficial interest in a Global Security representing Debt Securities of a series may, on terms acceptable to us, the trustee, and the applicable depositary, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the applicable prospectus supplement. In any such instance, the owner of the beneficial interest will be entitled to physical delivery of individual Debt Securities equal in principal amount to the beneficial interest and to have the Debt Securities registered in its name. These individual Debt Securities will be issued in denominations, unless we specify otherwise, of $1,000 or integral multiples of $1,000.

  If an applicable prospectus supplement so states, all or any portion of the Debt Securities of a series that are issuable as Bearer Securities initially will be represented by one or more temporary Global Securities, with or without interest coupons. These temporary Global Securities will be deposited with a Common Depositary in London for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and Cedel Bank, societe anonyme ("Cedel"), for credit to the respective accounts of the beneficial owners of such Debt Securities (or to such other accounts as they may direct). On and after the exchange date determined as provided in any such temporary Global Security and described in the applicable prospectus supplement, each such temporary Global Security will be exchangeable for definitive Debt Securities in bearer form, registered form, or definitive global form (registered or bearer), or any combination of these. No Bearer Security (including a Debt Security in definitive global bearer form) delivered in exchange for a portion of a temporary Global Security shall be mailed or otherwise delivered to any location in the U.S. in connection with this exchange.

  Unless the applicable prospectus supplement states otherwise, we or our agent must receive a certificate signed by Euroclear or Cedel, as the case may be, prior to the delivery of a definitive Bearer Security, and prior to the actual payment of interest on the applicable portion of the temporary Global Security payable prior to the delivery of a definitive Debt Security. The certificate must be based on statements provided to Euroclear or Cedel by its member organizations. The certificate must be dated on the earlier of the date of the first actual payment of interest on the Debt Security or the date of delivery of the Debt Security in definitive form, and must state that on such date the Debt Security is owned by:

  . a person that is not a U.S. person and is not a financial institution holding the obligation for purposes of resale during the Restricted Period;

  . a U.S. person that is either (a) the foreign branch of a U.S. financial institution purchasing for its own account or for resale during the Restricted Period or (b) a United States person who acquired its interest through the foreign branch of a U.S. financial institution and who holds the obligation through such financial institution on the date of certification. In either case (a) or (b), the U.S. financial institution must provide either a certificate stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the related regulations or has provided a valid blanket certificate stating that the financial institution will comply with such requirements) or

  . a financial institution holding for purposes of resale during the Restricted Period, and such financial institution certifies in addition that it has not acquired the obligation for purposes of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions.

As used in this paragraph, the term "Restricted Period" means (a) the period from the closing date until 40 days after or (b) any time if the obligation is held as part of an unsold allotment or subscription.

  Each of Euroclear and Cedel will in these circumstances credit the interest received by it to the accounts of the beneficial owners of the temporary Global Security (or to such other accounts as they may direct).

  The beneficial owner of a Debt Security underlying a definitive Global Security in bearer form may, upon at least 30 days' written notice to the trustee given by it through either Euroclear or Cedel, exchange its interest in that definitive Global Security for a definitive Bearer Security or Securities, or a definitive Registered Security or Securities of any authorized denomination. No individual definitive Bearer Security will be delivered in or to the U.S.

Senior Securities--Certain Restrictive Covenants

  Limitations on Liens. Unless the applicable prospectus supplement states otherwise, we will agree that neither we nor any Subsidiary of ours (as defined in the Senior Indenture) will issue, assume or guarantee any Debt secured by a mortgage, lien, pledge or other encumbrance ("Mortgages") upon real or personal property of ours or of our Subsidiary that is located in the continental U.S. without providing that the Senior Securities (and, if we choose, any other existing or future indebtedness or obligation of equal rank) will be secured equally and ratably or, if we so choose, prior to such Debt. However, this provision shall not apply to the following:

  . Mortgages existing on the date of the Senior Indenture;

  . Mortgages affecting property of a corporation existing at the time it becomes a Subsidiary of ours or at the time it is merged into or consolidated with us or a Subsidiary of ours;

  . Mortgages on property (a) existing at the time of the property's acquisition, (b) to secure payment of all or part of the property's purchase price, (c) to secure Debt incurred prior to, at the time of or within 24 months after the property's acquisition for the purpose of financing all or part of the property's purchase price or (d) assumed or incurred in connection with the property's acquisition;

  . Mortgages on property to secure all or part of the cost of repairing, altering, constructing, improving, exploring, drilling or developing the property, or to secure Debt incurred to provide funds for any such purpose;

  . Mortgages on (a) pipelines, gathering systems, pumping or compressor stations, pipeline storage facilities or other related facilities, (b) tank cars, tank trucks, tank vessels, barges, tow boats or other vessels or boats, drilling barges, drilling platforms, or other movable railway, automotive, aeronautic or marine facilities, (c) office buildings, laboratory and research facilities, retail service stations, retail or wholesale sales facilities, terminals, bulk plants, warehouses or storage or distribution facilities, (d) manufacturing facilities other than units for the refining of crude oil, (e) the equipment of any of the foregoing or (f) any "margin stock" or "margin security" within the meaning of Regulation U or Regulation G of the Board of Governors of the Federal Reserve System as amended from time to time;

  . Mortgages on current assets or other personal property (other than shares of stock or indebtedness of Subsidiaries) to secure loans maturing not more than one year from the date of the creation thereof or to secure any renewal thereof for not more than one year at any one time;

  . Mortgages which secure indebtedness owed by a Subsidiary of ours to us or another Subsidiary of ours;

  . Mortgages on property of any Subsidiary of ours principally engaged in a financing or leasing business;

  . Mortgages upon the oil, gas or other minerals produced or to be produced
    (or on the related proceeds) from properties (other than those which were acquired and which became productive on or before August 15, 1977) if, each of those Mortgages has been or will be given to secure indebtedness incurred to pay or to reimburse the cost (incurred subsequent to the date of the acquisition of such property or August 15, 1977, whichever is later) of drilling or equipping such property; and

  . any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the preceding items or of any Debt secured thereby, provided that the original principal amount of Debt secured shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement. In addition, such extension, renewal or replacement Mortgage will be limited to all or part of substantially the same property (plus improvements) which secured the Mortgage.

  Notwithstanding anything mentioned above, we and any one or more of our Subsidiaries may issue, assume or guarantee Debt secured by Mortgages that would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Debt of ours and our Subsidiaries that would otherwise be subject to the foregoing restrictions, does not at any one time exceed 5% of the stockholders' equity in us and our consolidated subsidiary companies as shown on our audited consolidated balance sheet contained in our latest annual report to stockholders.

  The following types of transactions, among others, shall not be deemed to create Debt secured by Mortgages: (1) the sale or other transfer of oil, gas or other minerals in place for a period of time until, or in an amount such that, the transferee will realize from the sale or transfer a specified amount (however determined) of money or such minerals, or the sale or other transfer of any other interest in property of the character commonly referred to as an oil payment or a production payment, and (2) Mortgages required by any contract or statute in order to permit us or a Subsidiary of ours to perform any contract or subcontract made with or at the request of the U.S., any State or any department, agency or instrumentality of either.

  "Debt" is defined to include any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

  Limitations on Sale and Lease-Back. Unless the applicable prospectus supplement states otherwise, we will agree that neither we nor any Subsidiary of ours will enter into any arrangement with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, to lease to us or a Subsidiary of ours for a period of more than three years any real property located in the continental U.S. which has been or will be sold or transferred by us or a Subsidiary of ours to the lender or investor or to any person or organization to which funds have been or are to be advanced by the lender or investor on the security of the leased property ("Sale and Lease-Back Transactions"). This paragraph does not apply where either: (a) we or our Subsidiary would be entitled to create Debt secured by a Mortgage on the property to be leased, without equally and ratably securing the Senior Securities, or (b) we (and in any such case we covenant and agree to do so), within four months after the effective date of such Sale and Lease-Back Transaction (whether made by us or our Subsidiary), apply to the retirement of Debt of ours maturing by its terms more than one year after its original creation ("Funded Debt"), an amount equal to the greater of (1) the net proceeds of the sale of the real property leased pursuant to such arrangement or (2) the fair value of the real property so leased at the time of entering into such arrangement (as determined by the Board of Directors). This amount to be applied to the retirement of Funded Debt shall be reduced by an amount equal to the sum of (a) the principal amount of Debt Securities delivered, within four months after the effective date of such arrangement, to the trustee for retirement and cancellation and (b) the principal amount of other Funded Debt voluntarily retired by us within such four-month period, excluding retirements of Senior Securities and other Funded Debt pursuant to mandatory sinking fund or prepayment provisions or by payment at maturity.

  Limitation on Consolidations and Mergers. We may not consolidate or merge with any other person or convey or transfer all or substantially all of our properties and assets to another person or permit another corporation to merge into us, unless: (a) the successor is a person organized under the laws of the United States or any state; (b) the successor person, if not us, assumes our obligations on the Senior Securities and under the Senior Indenture; and (c) certain other conditions are met.

Subordinated Securities

  Under the Subordinated Indenture, payment of the principal, interest and any premium on the Subordinated Securities will generally be subordinated in right of payment to the prior payment in full of all of our Superior Indebtedness.

  "Superior Indebtedness" is defined as the principal of, premium, if any, and accrued and unpaid interest on (whether outstanding on or created, incurred or assumed after the date of execution of the Subordinated Indenture):

  . our indebtedness for money borrowed (other than the Subordinated
    Securities);

  . guarantees by us of indebtedness for money borrowed of any other person;

  . indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which we are responsible or liable, by guarantees or otherwise;

  . our obligations under any agreement relating to any interest rate or currency swap, interest rate cap, interest rate collar, interest rate future, currency exchange or forward currency transaction or any similar interest rate or currency hedging transaction, whether outstanding on the date of the Subordinated Indenture or created, incurred or assumed afterward; and

  . our obligations under any agreement to lease, or any lease of, any real or personal property which, in accordance with generally accepted accounting principles, is classified on our balance sheet as a liability.

  Superior Indebtedness shall also be deemed to include modifications, renewals, extensions and refundings of any of the types of indebtedness, liability, obligations or guarantee listed above, unless the relevant instrument provides that such indebtedness, liability, obligation or guarantee, or such modification, renewal, extension or refunding, is not superior in right of payment to the Subordinated Securities. Superior Indebtedness shall not, however, be deemed to include (a) any of our obligations to any Subsidiary of ours and (b) any of our indebtedness, guarantee or obligations of the type set forth above which is subordinate or junior in ranking in any respect to any of our other indebtedness, guarantees or obligations.

  No payment by us on account of principal of, premium, if any, or interest on the Subordinated Securities, including sinking fund payments, if any, may be made if any default or event of default with respect to any Superior Indebtedness occurs and is continuing and (unless such default or event of default is our failure to pay principal or interest on any instrument constituting Superior Indebtedness) written notice of this default or event of default is given to the trustee by us or to us and the trustee by the holders or their representatives of at least 10% in principal amount of any Superior Indebtedness. We may resume payments on the Subordinated Securities (unless otherwise prohibited by the related Indenture) if (a) such default is cured or waived, or (b) 120 days pass after the notice is given, if such default is not the subject of judicial proceedings, unless such default is our failure to pay principal or interest on any Superior Indebtedness.

  In the event that any Subordinated Security is declared due and payable before its specified date, or upon any payment or distribution of assets by us to creditors upon our dissolution, winding up, liquidation or reorganization, all principal of (and premium, if any) and interest due or to become due on all Superior Indebtedness must be paid in full before the holders of Subordinated Securities are entitled to receive or take any payment (other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment which does not alter the rights of holders of Superior Indebtedness without any holder's consent). Subject to the payment in full of all Superior Indebtedness, the holders of the Subordinated Securities are to be subrogated to the rights of the holders of Superior Indebtedness to receive payments or distribution of our assets applicable to Superior Indebtedness until the Subordinated Securities are paid in full.

  By reason of this subordination, in the event of insolvency, our creditors who are holders of Superior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the Subordinated Securities.

  The Subordinated Indenture will not limit the amount of Superior Indebtedness or Debt Securities which may be issued by us or any of our subsidiaries.

Modification of the Indentures

  Under each Indenture our rights and obligations and the rights of the holders may be modified with the consent of the holders of at least two-thirds in principal amount of the then outstanding Debt Securities of each series affected by the modification. None of the following modifications, however, is effective against any holder without the consent of the holders of all of the affected outstanding Debt Securities:

  . changing the maturity, installment or interest rate of any of the Debt
    Securities;

  . reducing the principal amount, any premium or the rate of interest of any of the Debt Securities;

  . changing the currency, currencies or currency unit or units in which any principal, premium or interest of any of the Debt Securities is payable;

  . changing any of our obligations to maintain an office or agency in the places and for the purposes required by the Indentures;

  . impairing any right to take legal action for an overdue payment;

  . reducing the percentage required for modifications or waivers of compliance with the Indentures; or

  . with certain exceptions, modifying the provisions for the waiver of certain covenants and defaults and any of the foregoing provisions.

  Any actions we or the trustee may take toward adding to our covenants, adding Events of Default or establishing the structure or terms of the Debt Securities as permitted by the Indentures will not require the approval of any holder of Debt Securities. In addition, we or the trustee may cure ambiguities or inconsistencies in the Indentures or make other provisions without the approval of any holder as long as no holder's interests are materially and adversely affected.

Waiver of Certain Covenants

  The Indentures provide that we will not be required to comply with certain restrictive covenants (including those described above under "Senior Securities--Certain Restrictive Covenants") if the holders of at least two-thirds in principal amount of each series of outstanding Debt Securities affected waive compliance with the restrictive covenants.

Events of Default, Notice and Waiver

  "Event of Default" when used in an Indenture, will mean any of the following in relation to a series of Debt Securities:

  . failure to pay interest on any Debt Security for 30 days after the interest becomes due;

  . failure to pay the principal or any premium on any Debt Security when due;

  . failure to deposit any sinking fund payment for 30 days after such payment becomes due;

  . failure to perform or breach of any other covenant or warranty in the Indenture that continues for 60 days after our being given notice from the trustee or the holders of at least 25% in principal amount of the outstanding Debt Securities of the series;

  . certain events of bankruptcy, insolvency or reorganization of ours; or

  . any other Event of Default provided for Debt Securities of that series.

  If any Event of Default relating to outstanding Debt Securities of any series occurs and is continuing, either the trustee or the holders of at least than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal of all of the outstanding Debt Securities of such series to be due and immediately payable.

  The Indentures provide that the holders of at least a majority in principal amount of the outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred on the trustee, with respect to the Debt Securities of such series. The trustee may act in any way that is consistent with such directions and may decline to act if any such direction is contrary to law or to the Indentures or would involve such trustee in personal liability.

  The Indentures provide that the holders of at least a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all of the outstanding Debt Securities of the series waive any past default (and its consequences) under the Indentures relating to such series, except a default (a) in the payment of the principal of (or premium, if any) or interest on any of the Debt Securities of such series or (b) with respect to a covenant or provision of such Indentures which, under the terms of such Indentures, cannot be modified or amended without the consent of the holders of all of the outstanding Debt Securities of such series affected thereby.

  The Indentures contain provisions entitling the trustee, subject to the duty of the trustee during an Event of Default to act with the required standard of care, to be indemnified by the holders of the Debt Securities of the relevant series before proceeding to exercise any right or power under the Indentures at the request of those holders.

  The Indentures require the trustee to, within 90 days after the occurrence of a default known to it with respect to any series of outstanding Debt Securities, give the holders of that series notice of the default if uncured and unwaived. However, the trustee may withhold this notice if it in good faith determines that the withholding of this notice is in the interest of those holders, except that the trustee may not withhold this notice in the case of a default in payment of principal, premium, interest or sinking fund installment with respect to any Debt Securities of the series ("payment"). The above notice shall not be given until at least 30 days after the occurrence of a default in the performance of or a breach of a covenant or warranty in the applicable Indenture other than a covenant to make payment. The term "default" for the purpose of this provision means any event that is, or after notice or lapse of time, or both, would become, an Event of Default with respect to the Debt Securities of that series.

  Each Indenture requires us to file annually with the trustee a certificate, executed by one of our officers, indicating whether the officer has knowledge of any default under the Indenture.

Meetings

  The Indentures contain provisions for convening meetings of the holders of Debt Securities of a series if Debt Securities of that series are issuable as Bearer Securities. A meeting may be called at any time by the trustee, and, if the trustee fails to call a meeting within 21 days after receipt of a request from us or the holders of at least 10% in principal amount of the outstanding Debt Securities of such series, we or such holders may call a meeting upon notice given in accordance with the provisions described in "Notices" below. Persons entitled to vote a majority in principal amount of the outstanding Debt Securities of a series shall constitute a quorum at a meeting of the holders of Debt Securities of such series. However, if any action is to be taken at such meeting with respect to a consent or waiver which is required to be given by the holders of at least two-thirds in principal amount of the outstanding Debt Securities of a series, the persons entitled to vote two-thirds in principal amount of the outstanding Debt Securities of such series shall constitute a quorum. In the absence of a quorum, a meeting called by us or the trustee shall be adjourned for a period of at least 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting shall be further adjourned for a period of at least 10 days. Any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage in principal amount of outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indentures will be binding on all holders of Debt Securities of that series and the related coupons. With respect to any consent, waiver or other action which the Indentures expressly provide may be given by the holders of the specified percentage of outstanding Debt Securities of any series affected (acting as one class), only the principal amount of outstanding Debt Securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as described above and voting in favor of such action shall be counted for purposes of calculating the aggregate principal amount of outstanding Debt Securities of all series affected favoring such action.

Notices

  Except as otherwise provided in the applicable prospectus supplement, notices to holders of Bearer Securities will be given by publication at least once in a daily newspaper in The City of New York and London and in any other cities specified in the Bearer Securities. For holders of Bearer Securities, notices will also be mailed to those persons whose names and addresses were previously filed with the trustee within the last two years under the Indentures, within the time prescribed for the giving of such information. Notices to holders of Registered Securities will be sent by mail to the addresses of such holders as they appear in the Security Register.

Title

  Title to any Bearer Securities (including Bearer Securities in temporary or definitive global bearer form) and any related coupons will pass by delivery. We, the appropriate trustee and any agent of us or the trustee may treat the bearer of any Bearer Security and the bearer of any coupon and registered owner of any Registered Security as the absolute owner (whether or not such security or coupon is overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Replacement of Securities and Coupons

  We will replace any mutilated Debt Security and any Debt Security with a mutilated coupon at the expense of the holder upon surrender of the mutilated Debt Security or Debt Security with a mutilated coupon to the appropriate trustee. We will replace Debt Securities or coupons that are destroyed, stolen or lost at the expense of the holder upon delivery to the appropriate trustee of evidence of the destruction, loss or theft of the Debt Securities or coupons satisfactory to us and to the trustee. In the case of any coupon which is destroyed, stolen or lost, such coupon will be replaced (upon surrender to the appropriate trustee of the Debt Security with all appurtenant coupons not destroyed, stolen or lost) by issuance of a new Debt Security in exchange for the Debt Security to which such coupon relates. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the appropriate trustee and us may be required at the expense of the holder of such Debt Security or coupon before a replacement Debt Security will be issued.

Defeasance

  The Indentures contain a provision that, if made applicable to any series of Debt Securities, permits us to elect (a) to defease and be discharged from all of our obligations (subject to limited exceptions) with respect to any series of Debt Securities then outstanding ("legal defeasance") or (b) to be released from our obligations under certain restrictive covenants (including those described above under "Senior Securities--Certain Restrictive Covenants") ("covenant defeasance"). To make either of the above elections, we must

  . deposit in trust with the trustee (a) in the case of Debt Securities and coupons denominated in U.S. dollars, U.S. Government Obligations (as defined in the Indentures) and (b) in the case of Debt Securities and coupons denominated in a foreign currency, Foreign Government Securities (as defined in the Indentures), which through the payment of principal and interest in accordance with their terms will provide sufficient money, U.S. Government Obligations and/or Foreign Government Obligations (as the case may be), without reinvestment, to repay in full those Debt Securities; and

  . deliver to the trustee an opinion of counsel that holders of the Debt
    Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and related defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred (in the case of legal defeasance only, such opinion of counsel to be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law.)

Certain Rights to Require Purchase of Securities by Ashland Upon Unapproved Change in Control and Decline in Debt Rating

  In the event that (a) there occurs any Change in Control (as defined below) of the Company and (b) the prevailing rating of any series of the Debt Securities issued under the Indentures on a date within 90 days following public notice of such Change in Control is less than the rating on a specified earlier date by the equivalent of at least one full rating category (as defined in the Indentures), each holder of Debt Securities of such series shall have the right, at the holder's option, to require us to purchase all or any part of the holder's Debt Securities on the date (the "Repurchase Date") that is 100 days after the later of (1) public notice of such Change in Control and (2) the rating decline, at 100% of the principal amount on the Repurchase Date, plus accrued and unpaid interest to the Repurchase Date. Notwithstanding the foregoing, if such a rating decline applies to less than all series of the Debt Securities, the repurchase rights described above will apply only to those series with respect to which there has been a rating decline.

  On or before the twenty-eighth day after the later of public notice of the Change in Control and the decrease in the rating of such Debt Securities, we are obligated to mail or cause to be mailed to all holders of record of such Debt Securities a notice regarding the Change in Control, the decrease in the rating of the Debt Securities and the repurchase right. The notice shall state the date by which the repurchase right must be exercised (the "repurchase date"), the applicable price for such Debt Securities and the procedure which the holder must follow to exercise this right. We shall cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise this right, the holder of a Debt Security must deliver on or before the tenth day before the repurchase date written notice to us (or an agent designated by us for such purpose) of the holder's exercise of such right, together with the Debt Security with respect to which the right is being exercised, duly endorsed for transfer. We will comply with Rules 13e-4 and 14e-1 under the Exchange Act and any other applicable securities laws in connection with any such repurchase of Debt Securities.

  As used herein, a "Change in Control" shall be deemed to have occurred when
(a) a "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of our outstanding voting stock, otherwise than through a transaction consummated with the prior approval of our Board of Directors or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute our Board of Directors (together with any new director whose election by our Board of Directors or whose nomination for election by our shareholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Directors then in office. In considering whether to approve a transaction which might otherwise constitute a Change in Control, the Board of Directors will be required to consider the interests of our stockholders, employees and other creditors which may not necessarily be consistent with the interests of holders of Debt Securities. In considering whether to pursue a transaction which might otherwise constitute a Change in Control, a potential acquiror will be required to consider that, to the extent the repurchase right becomes exercisable and is exercised by holders of Debt Securities of any series, sufficient funds must be made available to make payment to these holders. We cannot presently predict the source of such funds, but expect that the source would be determined in the context of the overall consideration of such a transaction.

Governing Law

  The Indentures, the Debt Securities and the coupons will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

  Citibank, N.A. is trustee under the Senior Indenture and one other indenture under which unsecured debt obligations of ours are outstanding. The trustee has other customary banking relationships with us and our affiliates.

                         DESCRIPTION OF PREFERRED STOCK

  General. Our Second Restated Articles of Incorporation, as amended (the "Restated Articles") authorize our Board of Directors, without further shareholder action, to provide for the issuance of up to 30,000,000 shares of Preferred Stock, in one or more series, and to fix the designations, terms, and relative rights and preferences, including the dividend rate, voting rights, conversion rights, redemption and sinking fund provisions and liquidation values of each of these series. We may amend from time to time our Restated Articles to increase the number of authorized shares of Preferred Stock. Any such amendment would require the approval of the holders of two-thirds of the outstanding shares of all series of Preferred Stock voting together as a single class without regard to series. As of the date of this prospectus, we have no preferred stock outstanding. We have 500,000 shares designated as Series A Participating Cumulative Preferred Stock reserved for issuance upon exercise of rights under the Rights Agreement described below under "Preferred Stock Purchase Rights".

  The particular terms of any series of Preferred Stock being offered by us under this shelf registration will be described in the prospectus supplement relating to that series of Preferred Stock. Those terms may include:

  . the title and liquidation preference per share of the Preferred Stock and the number of shares offered;

  . the purchase price of the Preferred Stock;

  . the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

  . any redemption or sinking fund provisions of the Preferred Stock;

  . any conversion provisions of the Preferred Stock;

  . the voting rights, if any, of the Preferred Stock; and

  . any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the Preferred Stock.

  If the terms of any series of Preferred Stock being offered differ from the terms set forth in this prospectus, those terms will also be disclosed in the prospectus supplement relating to that series of Preferred Stock. The summary in this prospectus is not complete. You should refer to the Articles of Amendment to the Restated Articles establishing a particular series of Preferred Stock which will be filed with the Secretary of State of the Commonwealth of Kentucky and the SEC in connection with the offering of the Preferred Stock.

  The Preferred Stock will, when issued, be fully paid and nonassessable.

  Dividend Rights. The Preferred Stock will be preferred over the Common Stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in Common Stock) on the Common Stock shall be declared and set apart for payment or paid, the holders of shares of each series of Preferred Stock shall be entitled to receive dividends (either in cash, shares of Common Stock or Preferred Stock, or otherwise) when, as and if declared by the Board of Directors, at the rate and on the date or dates as set forth in the prospectus supplement. With respect to each series of Preferred Stock, the dividends on each share of such series shall be cumulative from the date of issue of such share unless some other date is set forth in the prospectus supplement relating to any such series. Accruals of dividends shall not bear interest.

  Rights Upon Liquidation. The Preferred Stock shall be preferred over the Common Stock as to assets so that the holders of each series of Preferred Stock shall be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of Common Stock, the amount set forth in the applicable prospectus supplement, but in such case the holders of Preferred Stock shall not be entitled to any other or further payment. If upon any such liquidation, dissolution or winding up our net assets shall be insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock are entitled, our entire remaining net assets shall be distributed among the holders of each series of Preferred Stock in amounts proportionate to the full amounts to which the holders of each series are respectively entitled.

  Redemption. All shares of any series of Preferred Stock shall be redeemable to the extent set forth in the prospectus supplement relating to the series. All shares of any series of Preferred Stock shall be convertible into shares of Common Stock or into shares of any other series of Preferred Stock to the extent set forth in the applicable prospectus supplement.

  Voting Rights. Except as indicated in the prospectus supplement, the holders of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held by them on all matters properly presented to shareholders. The holders of Common Stock and the holders of all series of Preferred Stock will vote together as one class.

  Preferred Stock Purchase Rights. On May 16, 1996, we entered into a rights agreement with Harris Trust and Savings Bank, as rights agent (the "Rights Agreement"), which is a shareholder rights plan providing for a dividend of one Preferred Stock purchase right for each outstanding share of our Common Stock (the "Rights"). We issued the dividend to shareholders of record on the date of the adoption of the Rights Agreement, and holders of shares of Common Stock issued since that date are issued Rights with their shares. The Rights trade automatically with shares of Common Stock and become exercisable only under certain circumstances as described below. The Rights are designed to protect the interests of the Company and our shareholders against coercive takeover tactics. The purpose of the Rights is to encourage potential acquirors to negotiate with our Board of Directors prior to attempting a takeover and to provide the Board with leverage in negotiating on behalf of all shareholders the terms of any proposed takeover. The Rights may have certain anti-takeover effects. The Rights should not, however, interfere with any merger or other business combination approved by the Board of Directors.

  Until a Right is exercised, the holder of a Right will have no rights as a shareholder of the Company including, without limitation, the right to vote or to receive dividends. Upon becoming exercisable, each Right will entitle its holder to purchase from us one one-thousandth of a share of Series A Participating Cumulative Preferred Stock, without par value, at a purchase price of $140 per Right, subject to adjustment (the "Purchase Price"). In general, the Rights will not be exercisable until the earlier of (a) any time that we learn that a person or group (including any affiliate or associate of the person or group) has acquired, or has obtained the right to acquire, beneficial ownership of 15% or more of our outstanding Common Stock (the person or group being called an "Acquiring Person"), unless provisions preventing accidental triggering of the Rights apply and (b) the close of business on the date, if any, designated by our Board of Directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for 15% or more of our outstanding Common Stock (the earlier of such dates being called the "Distribution Date").

  In the event that, following the Distribution Date, we are acquired in a merger or other business combination by a publicly traded Acquiring Person or its associate or affiliate or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or transferred in another manner (in one or more transactions) to a publicly traded Acquiring Person or its associate or affiliate, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event we are acquired in a merger or other business combination by a non-publicly traded Acquiring Person or its associate or affiliate or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to a non-publicly traded Acquiring Person or its associate or affiliate, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, at the holder's option, (a) that number of shares of the surviving corporation (including us, if we are the surviving corporation) in the transaction with such entity which at the time of the transaction would have a book value of twice the Purchase Price, (b) that number of shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price or (c) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the Purchase Price.

  Any Rights that are at any time beneficially owned by an Acquiring Person (or any affiliate or associate) will be null and void and nontransferable, and any holder of such Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer the Right.

  The Rights will expire at the close of business on May 16, 2006, unless redeemed before that time. At any time prior to the earlier of (a) the time a person or group becomes an Acquiring Person and (b) the "expiration date", the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (this amount is subject to adjustment as provided in the Rights Agreement).

  The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the Rights Agreement and the Form of Right Certificate, which are incorporated by reference to Exhibits 4(a) and 4(c), respectively, to our Form 8-A, filed with the SEC on May 16, 1996, into Exhibit 4.5 to the Registration Statement.

  Certain Provisions of Ashland's Restated Articles. In the event of a proposed merger or tender offer, proxy contest or other attempt to gain control of us and not approved by our Board of Directors, it would be possible, subject to any limitations imposed by applicable law, the Restated Articles and the applicable rules of the stock exchanges upon which the Common Stock is listed, for the Board of Directors to authorize the issuance of one or more series of preferred stock with voting rights or other rights and preferences which would impede the success of the proposed merger, tender offer, proxy contest or other attempt to gain control of us. The consent of the holders of Common Stock would not be required for any such issuance of preferred stock.

  The Restated Articles incorporate in substance certain provisions of the Kentucky Business Corporation Act to require approval of the holders of at least 80% of our voting stock, plus two-thirds of the voting stock other than voting stock owned by a 10% shareholder, as a condition to mergers and certain other business combinations involving us and such 10% shareholder unless (a) the transaction is approved by a majority of our continuing directors (as defined) or (b) certain minimum price and procedural requirements are met. In addition, the Kentucky Business Corporation Act includes a standstill provision which precludes a business combination from occurring with a 10% shareholder, notwithstanding any vote of shareholders or price paid, for a period of five years after the date such 10% shareholder becomes a 10% shareholder, unless a majority of our independent directors (as defined) approves such combination before the date such shareholder becomes a 10% shareholder.

  The Restated Articles also provide that (a) the Board of Directors is classified into three classes, (b) a director may be removed from office without "cause" (as defined) only by the affirmative vote of the holders of at least 80% of the voting power of our then outstanding voting stock, (c) the Board of Directors may adopt By-laws concerning the conduct of, and matters considered at, meetings of shareholders, including special meetings, (d) the By-laws and certain provisions of the Restated Articles may be amended only by the affirmative vote of the holders of at least 80% of the voting power of our then outstanding voting stock and (e) the By-laws may be adopted or amended by the Board of Directors, subject to amendment or repeal only by affirmative vote of the holders of at least 80% of the voting power of our then outstanding voting stock.

                        DESCRIPTION OF DEPOSITARY SHARES

  General. We may, at our option, elect to offer fractional shares of Preferred Stock, rather than full shares of Preferred Stock. If we exercise this option, we will issue to the public receipts for Depositary Shares, and each of these Depositary Shares will represent a fraction (to be set forth in the applicable prospectus supplement) of a share of a particular series of Preferred Stock.

  The shares of any series of Preferred Stock underlying the Depositary Shares will be deposited under a Deposit Agreement (the "Deposit Agreement") between us and a bank or trust company selected by us (the "Depositary"). The Depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the Deposit Agreement, each owner of a Depositary Share will be entitled, in proportion to the applicable fraction of a share of Preferred Stock underlying that Depositary Share, to all the rights and preferences of the Preferred Stock underlying that Depositary Share. Those rights include dividend, voting, redemption and liquidation rights.

  The Depositary Shares will be evidenced by depositary receipts issued pursuant to the Deposit Agreement ("Depositary Receipts"). Depositary Receipts will be distributed to those persons purchasing the fractional shares of Preferred Stock underlying the Depositary Shares, in accordance with the terms of the offering. Copies of the forms of Deposit Agreement and Depositary Receipt will be filed as exhibits to the Registration Statement. The following summary of the Deposit Agreement, the Depositary Shares and the Depositary Receipts is not complete. You should refer to the forms of the Deposit Agreement and Depositary Receipts that will be filed with the SEC in connection with the offering of the specific Depositary Shares.

  Pending the preparation of definitive engraved Depositary Receipts, the Depositary may, upon our written order, issue temporary Depositary Receipts substantially identical to the definitive Depositary Receipts but not in definitive form. These temporary Depositary Receipts entitle their holders to all the rights of definitive Depositary Receipts which are to be prepared without unreasonable delay. Temporary Depositary Receipts will then be exchangeable for definitive Depositary Receipts at our expense.

  Dividends and Other Distributions. The Depositary will distribute all cash dividends or other cash distributions received with respect to the Preferred Stock to the record holders of Depositary Shares relating to the Preferred Stock in proportion to the number of Depositary Shares owned by those holders.

  If there is a distribution other than in cash, the Depositary will distribute property received by it to the record holders of Depositary Shares that are entitled to receive the distribution, unless the Depositary determines that it is not feasible to make the distribution. If this occurs, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the applicable holders.

  Redemption of Depositary Shares. If a series of Preferred Stock represented by Depositary Shares is subject to redemption, the Depositary Shares will be redeemed from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of that series of Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to the applicable fraction of the redemption price per share payable with respect to that series of the Preferred Stock. Whenever we redeem shares of Preferred Stock that are held by the Depositary, the Depositary will redeem, as of the same redemption date, the number of Depositary Shares representing the shares of Preferred Stock so redeemed. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by lot or pro rata as may be determined by the Depositary.

  Voting the Preferred Stock. Upon receipt of notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the Depositary will mail the information contained in the notice to the record holders of the Depositary Shares underlying the Preferred Stock. Each record holder of such Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of the Preferred Stock represented by such holder's Depositary Shares. The Depositary will then try, as far as practicable, to vote the number of shares of Preferred Stock underlying those Depositary Shares in accordance with such instructions, and we will agree to take all actions which may be deemed necessary by the Depositary to enable the Depositary to do so. The Depositary will not vote the shares of Preferred Stock to the extent it does not receive specific instructions from the holders of Depositary Shares underlying the Preferred Stock.

  Amendment and Termination of the Depositary Agreement. The form of Depositary Receipt evidencing the Depositary Shares and any provision of the Deposit Agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of Depositary Shares will not be effective unless such amendment has been approved by the holders of at least a majority of the Depositary Shares then outstanding. The Deposit Agreement may be terminated by us or by the Depositary only if (a) all outstanding Depositary Shares have been redeemed or (b) there has been a final distribution of the underlying Preferred Stock in connection with our liquidation, dissolution or winding up and the Preferred Stock has been distributed to the holders of Depositary Receipts.

  Charges of Depositary. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the Depositary in connection with the initial deposit of the Preferred Stock and any redemption of the Preferred Stock. Holders of Depositary Receipts will pay other transfer and other taxes and governmental charges and those other charges, including a fee for the withdrawal of shares of Preferred Stock upon surrender of Depositary Receipts, as are expressly provided in the Deposit Agreement to be for their accounts.

  Miscellaneous. The Depositary will forward to holders of Depositary Receipts all reports and communications from us that we deliver to the Depositary and that we are required to furnish to the holders of the Preferred Stock.

  Neither we nor the Depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the Deposit Agreement. Our obligations and those of the Depositary will be limited to performance in good faith of our respective duties under the Deposit Agreement. Neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any Depositary Shares or Preferred Stock unless satisfactory indemnity is furnished. We and the Depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting Preferred Stock for deposit, holders of Depositary Receipts or other persons believed to be competent and on documents believed to be genuine.

  Resignation and Removal of Depositary. The Depositary may resign at any time by delivering notice to us of its election to do so. We may remove the Depositary at any time. Any resignation or removal will take effect upon the appointment of a successor Depositary and its acceptance of such appointment. The successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

                          DESCRIPTION OF COMMON STOCK

  As of the date of this prospectus, we are authorized to issue up to 300,000,000 shares of Common Stock. As of December 31, 1998, we had 74,645,734 shares of Common Stock issued and had reserved 12,029,530 additional shares of Common Stock for issuance under our various stock and compensation incentive plans.

  The following summary is not complete and is not intended to give full effect to provisions of statutory or common law. You should refer to the applicable provisions of the following documents:

  . the Restated Articles, which are incorporated by reference to Exhibit 3 to our Form 10-Q for the quarter ended December 31, 1997, and

  . the By-laws, as amended (the "By-laws"), which are incorporated by reference to Exhibit 3 to Registrant's Form 10-K/A (amendment No. 1), filed with the SEC on May 1, 1998, for a complete statement of the terms and rights of the Common Stock.

  Dividends. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available for their payment subject to the rights of holders of the Preferred Stock subject to the rights of holders of Preferred Stock.

  Voting Rights. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders. The holders of Common Stock also possess cumulative voting rights. Under cumulative voting, a shareholder may multiply the number of shares owned by the number of directors to be elected and either cast this total number of votes for any one nominee or distribute the total number of votes, in any proportion, among as many nominees as the shareholder desires.

  Rights Upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of Common Stock will be entitled to share equally in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding Preferred Stock have received their liquidation preferences in full.

  Miscellaneous. The outstanding shares of Common Stock are fully paid and nonassessable. The holders of Common Stock are not entitled to preemptive or redemption rights. Shares of Common Stock are not convertible into shares of any other class of capital stock. Harris Trust and Savings Bank, Chicago, Illinois, is the transfer agent and registrar for the Common Stock.

                       DESCRIPTION OF SECURITIES WARRANTS

  We may issue Securities Warrants for the purchase of Debt Securities, Preferred Stock or Common Stock. Securities Warrants may be issued independently or together with Debt Securities, Preferred Stock or Common Stock and may be attached to or separate from any offered securities. Each series of Securities Warrants will be issued under a separate warrant agreement (a "Securities Warrant Agreement") to be entered into between us and a bank or trust company, as warrant agent (the "Securities Warrant Agent"). The Securities Warrant Agent will act solely as our agent in connection with the Securities Warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of Securities Warrants or beneficial owners of Securities Warrants. This summary of some provisions of the Securities Warrants is not complete. You should refer to the Securities Warrant Agreement, including the forms of Securities Warrant Certificate representing the Securities Warrants, relating to the specific Securities Warrants being offered for the complete terms of the Securities Warrant Agreement and the Securities Warrants. That Securities Warrant Agreement, together with the terms of Securities Warrant Certificate and Securities Warrants, will be filed with the SEC in connection with the offering of the specific Securities Warrants.

  The particular terms of any issue of Securities Warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

  . the designation, aggregate principal amount, currencies, denominations and terms of the series of Debt Securities purchasable upon exercise of Securities Warrants to purchase Debt Securities and the price at which such Debt Securities may be purchased upon such exercise;

  . the designation, number of shares, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of Securities Warrants to purchase shares of Preferred Stock and the price at which such number of shares of Preferred Stock of such series may be purchased upon such exercise;

  . the number of shares of Common Stock purchasable upon the exercise of Securities Warrants to purchase shares of Common Stock and the price at which such number of shares of Common Stock may be purchased upon such exercise;

  . the date on which the right to exercise such Securities Warrants shall commence and the date on which such right shall expire (the "Expiration Date");

  . United States Federal income tax consequences applicable to such Securities Warrants; and

  . any other terms of such Securities Warrants.

  Securities Warrants for the purchase of Preferred Stock and Common Stock will be offered and exercisable for U.S. dollars only. Securities Warrants will be issued in registered form only. The exercise price for Securities Warrants will be subject to adjustment in accordance with the applicable prospectus supplement.

  Each Securities Warrant will entitle its holder to purchase the principal amount of Debt Securities or the number of shares of Preferred Stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. The exercise price may be subject to adjustment upon the occurrence of certain events as set forth in the prospectus supplement. After the close of business on the Expiration Date (or such later date to which the Expiration Date may be extended by us), unexercised Securities Warrants will become void. The place or places where, and the manner in which, Securities Warrants may be exercised shall be specified in the applicable prospectus supplement.

  Prior to the exercise of any Securities Warrants to purchase Debt Securities, Preferred Stock or Common Stock, holders of the Securities Warrants will not have any of the rights of holders of the Debt Securities, Preferred Stock or Common Stock, as the case may be, purchasable upon such exercise, including:

  . in the case of Securities Warrants for the purchase of Debt Securities, the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the applicable Indenture; or

  . in the case of Securities Warrants for the purchase of Preferred Stock or Common Stock, the right to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

                              PLAN OF DISTRIBUTION

  We may sell the Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Securities Warrants (together referred to as the "Offered Securities")
(a) through underwriters or dealers; (b) directly to one or a limited number of institutional purchasers; or (c) through agents. This prospectus or the applicable prospectus supplement will set forth the terms of the offering of any Offered Securities, including the name or names of any underwriters, dealers or agents, the price of the Offered Securities and the net proceeds to us from such sale, any underwriting commissions or other items constituting underwriters' compensation.

  If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters or agents to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Securities if any are purchased. Any initial public offering price and any underwriting commissions or other items constituting underwriters' compensation may be changed from time to time.

  If a dealer is utilized in the sale of any Offered Securities, we will sell such Offered Securities to the dealer, as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

  We may sell Offered Securities directly to one or more institutional purchasers, or through agents at a fixed price or prices, which may be changed, or at varying prices determined at time of sale. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If an applicable prospectus supplement so indicates, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of the contracts.

  Under agreements entered into with us, agents and underwriters who participate in the distribution of the Offered Securities may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make. Agents and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                                 LEGAL MATTERS

  The validity of the issuance of the Offered Securities will be passed upon for us by Cravath, Swaine & Moore, New York, New York, who will rely as to matters of Kentucky law upon the opinion of Thomas L. Feazell, Esq., our Senior Vice President, General Counsel and Secretary. Cravath, Swaine & Moore has in the past represented and continues to represent us in other matters on a regular basis. Samuel C. Butler is a director of ours and a partner in the law firm of Cravath, Swaine & Moore and owns beneficially 65,325 shares of our common stock. Thomas L. Feazell owns beneficially 143,304 shares of our common stock.

                                    EXPERTS

  The consolidated financial statements and schedule of Ashland Inc. incorporated by reference or included in Ashland Inc.'s Annual Report (Form 10-
K) for the year ended September 30, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are:

      Filing Fee for Registration Statement........................... $ 64,304
      Legal Fees and Expenses.........................................   50,000
      Accounting Fees and Expenses....................................   30,000
      Trustee's Fees and Expenses.....................................   25,000
      Printing and Engraving Fees.....................................   20,000
      Miscellaneous...................................................   15,000
                                                                       --------
          Total....................................................... $204,304
                                                                       ========

  All of the above amounts, other than the Commission filing fee, are estimates only.

Item 15. Indemnification of Directors and Officers.

  Sections 271B.8-500 through 580 of the Kentucky Business Corporation Act contain detailed provisions for indemnification of directors and officers of Kentucky corporations against judgments, penalties, fines, settlements and reasonable expenses in connection with litigation. Under Kentucky law, the provisions of a company's articles and by-laws may govern the indemnification of officers and directors in lieu of the indemnification provided for by statute. The Registrant has elected to indemnify its officers and directors pursuant to its Restated Articles, its By-laws and by contract rather than to have such indemnification governed by the statutory provisions.

  Article X of the Restated Articles permits, but does not require, the Registrant to indemnify its directors, officers and employees to the fullest extent permitted by law. The Registrant's By-laws require indemnification of officers and employees of the Registrant and its subsidiaries under certain circumstances. The Registrant has entered into indemnification contracts with each of its directors that require indemnification to the fullest extent permitted by law, subject to certain exceptions and limitations.

  The Registrant has purchased insurance which insures (subject to certain terms and conditions, exclusions and deductibles) the Registrant against certain costs which it might be required to pay by way of indemnification to its directors or officers under its Restated Articles or By-laws, indemnification agreements or otherwise and protects individual directors and officers from certain losses for which they might not be indemnified by the Registrant. In addition, the Registrant has purchased insurance which provides liability coverage (subject to certain terms and conditions, exclusions and deductibles) for amounts which the Registrant, or the fiduciaries under its employee benefit plans, which may include its directors, officers and employees, might be required to pay as a result of a breach of fiduciary duty.

Item 16. Exhibits.

  The following Exhibits are filed as part of this Registration Statement:


     **1.1     --Form of Underwriting Agreement.
      *1.2     --Form of Distribution Agreement.
       3.1     --Second Restated Articles of Incorporation of the
               Company, as amended effective January 30, 1998
               (incorporated by reference to Exhibit 3 to Registrant's
               Form 10-Q for the quarter ended December 31, 1997).
       3.2     --By-laws of the Company, as amended effective March 19,
               1998 (incorporated by reference to Exhibit 3 to
               Registrant's Form 10-K/A (Amendment No. 1), filed with the
               Commission on May 1, 1998).
       4.1     --Indenture, dated as of August 15, 1989 as amended and
               restated as of August 15, 1990 between the Company and
               Citibank, N.A., as Trustee (incorporated by reference to
               Exhibit 4(a) to Registration Statement No. 33-39359, filed with the Commission on March 11, 1991).
       4.2     --Form of Senior Security (incorporated by reference to
               Exhibit 4(a) to Registration Statement No. 33-39359, filed with the Commission on March 11, 1991).
       4.3     --Form of Indenture for Subordinated Securities
               (incorporated by reference to Exhibit 4.3 to Registration
               Statement No. 33-57011, filed with the Commission on
               December 22, 1994).
       4.4     --Form of Subordinated Security (incorporated by reference to Exhibit 4.4 to Registration Statement No. 33-57011,
               filed with the Commission on December 22, 1994).
       4.5     --Rights Agreement dated as of May 16, 1996, between the
               Company and Harris Trust and Savings Bank, together with
               Form of Right Certificate, as amended (incorporated by
               reference to Exhibits 4(a) and 4(c), respectively, to
               Registrant's Form 8-A, filed with the Commission on May
               16, 1996).
     **4.6     --Form of Warrant Agreement for Debt Securities.
     **4.7     --Form of Warrant Certificate for Debt Securities.
     **4.8     --Form of Warrant Agreement for Preferred Stock.
     **4.9     --Form of Warrant Certificate for Preferred Stock.
     **4.10    --Form of Warrant Agreement for Common Stock.
     **4.11    --Form of Warrant Certificate for Common Stock.
     **4.12    --Form of Deposit Agreement for Depositary Shares.
     **4.13    --Form of Depositary Receipt.
       4.14    --Form of Certificate of Common Stock, par value $1.00 per share, of the Company (incorporated by reference to
               Exhibit 4(e) to Registration Statement No. 33-60040, filed with the Commission on March 26, 1993).
       4.15    --Form of Debt Securities (Certificated Medium-Term Note,
               Series H, Fixed Rate) (incorporated by reference to
               Exhibit 4.15 to Post-Effective Amendment No. 2 to
               Registration Statement No. 33-57011, filed with the
               Commission on December 18, 1996).
       4.16    --Form of Debt Securities (Certificated Medium-Term Note,
               Series H, Floating Rate) (incorporated by reference to
               Exhibit 4.16 to Post-Effective Amendment No. 2 to
               Registration Statement No. 33-57011, filed with the
               Commission on December 18, 1996).
       4.17    --Form of Debt Securities (Book-Entry Medium-Term Note,
               Series H, Fixed Rate) (incorporated by reference to
               Exhibit 4.17 to Post-Effective Amendment No. 2 to
               Registration Statement No. 33-57011, filed with the
               Commission on December 18, 1996).


       4.18    --Form of Debt Securities (Book-Entry Medium-Term Note,
               Series H, Floating Rate) (incorporated by reference to
               Exhibit 4.18 to Post-Effective Amendment No. 2 to
               Registration Statement No. 33-57011, filed with the
               Commission on December 18, 1996).
     * 5       --Opinion of Thomas L. Feazell, Esq.
     *12       --Computation of Ratios of Earnings to Fixed Charges and
               Earnings to Combined Fixed Charges and Preferred Stock
               Dividends.
     *23.1     --Consent of Ernst & Young LLP.
     *23.2     --Consent of Thomas L. Feazell, Esq. (included as part of
               Exhibit 5).
     *24       --Power of Attorney, including resolutions of the Board of
               Directors.
     *25       --Form T-1 Statement of Eligibility and Qualification of
               Trustee under the Trust Indenture Act of 1939 for
               Citibank, N.A.

--------
 *Filed herewith
**To be filed

Item 17. Undertakings.

  (A) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (D) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (E) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Russell, Commonwealth of Kentucky, on January 15, 1999.

                                          ASHLAND INC.,

                                             /s/ Thomas L. Feazell
                                          By___________________________________
                                                     Thomas L. Feazell
                                              Senior Vice President, General
                                                   Counsel and Secretary

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on the fifteenth day of January, 1999.

                 Signature                                     Title
                 ---------                                     -----


                     *                       Chairman of the Board and Chief Executive
___________________________________________     Officer (Principal Executive Officer)
             Paul W. Chellgren

                     *                       Senior Vice President and Chief Financial
___________________________________________     Officer (Principal Financial Officer)
              J. Marvin Quin

                     *                           Administrative Vice President and
___________________________________________   Controller (Principal Accounting Officer)
             Kenneth L. Aulen

                     *                                       Director
___________________________________________
             Samuel C. Butler

                     *                                       Director
___________________________________________
             Frank C. Carlucci

                     *                                       Director
___________________________________________
              Ernest H. Drew

                     *                                       Director
___________________________________________
              James B. Farley

                     *                                       Director
___________________________________________
              Ralph E. Gomory

                     *                                       Director
___________________________________________
            Bernadine P. Healy

                     *                                       Director
___________________________________________
             Mannie L. Jackson

                 Signature                                     Title
                 ---------                                     -----
                     *                                       Director
___________________________________________
             Patrick F. Noonan

                     *                                       Director
___________________________________________
             Jane C. Pfeiffer

                     *                                       Director
___________________________________________
              Michael D. Rose

                     *                                       Director
___________________________________________
           William L. Rouse, Jr



*By__________________________________
          Thomas L. Feazell
          Attorney-in-fact
--------
   *Original powers of attorney authorizing, Paul W. Chellgren, Thomas L. Feazell and David L. Hausrath and each of them to sign the Registration Statement and amendments thereto on behalf of the above-mentioned directors and officers of the Registrant have been filed with the Commission as
   Exhibit 24 to the Registration Statement.

                                 EXHIBIT INDEX

  Exhibit
    No.                              Description
  -------                            -----------
 **1.1     Form of Underwriting Agreement.
  *1.2     Form of Distribution Agreement.
   3.1     Second Restated Articles of Incorporation of the Company, as
           amended effective January 30, 1998 (incorporated by reference to Exhibit 3 to Registrant's Form 10-Q for the quarter ended
           December 31, 1997).
   3.2     By-laws of the Company, as amended effective March 19, 1998
           (incorporated by reference to Exhibit 3 to Registrant's Form
           10-K/A (Amendment No. 1), filed with the Commission on May 1,
           1998).
   4.1     Indenture, dated as of August 15, 1989 as amended and restated
           as of August 15, 1990 between the Company and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 4(a) to
           Registration Statement No. 33-39359, filed with the Commission on March 11, 1991).
   4.2     Form of Senior Security (incorporated by reference to Exhibit
           4(a) to Registration Statement No. 33-39359, filed with the
           Commission on March 11, 1991).
   4.3     Form of Indenture for Subordinated Securities (incorporated by reference to Exhibit 4.3 to Registration Statement No. 33-
           57011, filed with the Commission on December 22, 1994).
   4.4     Form of Subordinated Security (incorporated by reference to
           Exhibit 4.4 to Registration Statement No. 33-57011, filed with the Commission on December 22, 1994).
   4.5     Rights Agreement dated as of May 16, 1996, between the Company and Harris Trust and Savings Bank, together with Form of Right
           Certificate, as amended (incorporated by reference to Exhibits
           4(a) and 4(c), respectively, to Registrant's Form 8-A, filed with the Commission on May 16, 1996).
 **4.6     Form of Warrant Agreement for Debt Securities.
 **4.7     Form of Warrant Certificate for Debt Securities.
 **4.8     Form of Warrant Agreement for Preferred Stock.
 **4.9     Form of Warrant Certificate for Preferred Stock.
 **4.10    Form of Warrant Agreement for Common Stock.
 **4.11    Form of Warrant Certificate for Common Stock.
 **4.12    Form of Deposit Agreement for Depositary Shares.
 **4.13    Form of Depositary Receipt.
   4.14    Form of Certificate of Common Stock, par value $1.00 per
           share, of the Company (incorporated by reference to Exhibit
           4(e) to Registration Statement No. 33-60040, filed with the
           Commission on March 26, 1993).
   4.15    Form of Debt Securities (Certificated Medium-Term Note, Series
           H, Fixed Rate) (incorporated by reference to Exhibit 4.15 to
           Post-Effective Amendment No. 2 to Registration Statement No.
           33-57011, filed with the Commission on December 18, 1996).
   4.16    Form of Debt Securities (Certificated Medium-Term Note, Series
           H, Floating Rate) (incorporated by reference to Exhibit 4.16 to Post-Effective Amendment No. 2 to Registration Statement
           No. 33-57011, filed with the Commission on December 18, 1996).

  Exhibit
    No.                              Description
  -------                            -----------
   4.17    Form of Debt Securities (Book-Entry Medium-Term Note, Series
           H, Fixed Rate) (incorporated by reference to Exhibit 4.17 to
           Post-Effective Amendment No. 2 to Registration Statement No.
           33-57011, filed with the Commission on December 18, 1996).
   4.18    Form of Debt Securities (Book-Entry Medium-Term Note, Series
           H, Floating Rate) (incorporated by reference to Exhibit 4.18 to Post-Effective Amendment No. 2 to Registration Statement
           No. 33-57011, filed with the Commission on December 18, 1996).
 * 5       Opinion of Thomas L. Feazell, Esq.
 *12       Computation of Ratios of Earnings to Fixed Charges and
           Earnings to Combined Fixed Charges and Preferred Stock
           Dividends.
 *23.1     Consent of Ernst & Young LLP.
 *23.2     Consent of Thomas L. Feazell, Esq. (included as part of
           Exhibit 5).
 *24       Power of Attorney, including resolutions of the Board of
           Directors.
 *25       Form T-1 Statement of Eligibility and Qualification of Trustee
           under the Trust Indenture Act of 1939 for Citibank, N.A.

--------
*Filed herewith
**To be filed